SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

Con-Way Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting

and

Proxy Statement

Annual Meeting of Shareholders

APRIL 22, 2008

CON-WAY INC.

CON-WAY INC.

2855 CAMPUS DRIVE, SUITE 300	TELEPHONE: 650/378-5200
SAN MATEO, CALIFORNIA 94403

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Tuesday, April 22, 2008

9:00 A.M., local time

Greenville Suite, Hotel du Pont, 11th and Market Streets, Wilmington, Delaware

FELLOW SHAREHOLDER:

The Annual Meeting of Shareholders of Con-way Inc. will be held at 9:00 A.M., local time, on Tuesday, April 22, 2008, to:

1.	Elect four Class II directors for a three-year term.

2.	Ratify the appointment of auditors.

3.	Act upon a shareholder proposal, if properly presented at the meeting.

4.	Transact any other business properly brought before the meeting.

Shareholders of record at the close of business on March 3, 2008, are entitled to notice of and to vote at the meeting.

Your vote is important. Whether or not you plan to attend, I urge you to SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD IN THE ENVELOPE PROVIDED, in order that as many shares as possible will be represented at the meeting. If you attend the meeting and prefer to vote in person, you will be able to do so and your vote at the meeting will revoke any proxy you may submit.

Sincerely,

/s/ Jennifer W. Pileggi

JENNIFER W. PILEGGI
Secretary

March 14, 2008

CON-WAY INC.

2855 CAMPUS DRIVE, SUITE 300

SAN MATEO, CALIFORNIA 94403

TELEPHONE: 650/378-5200

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to be Held on April 22, 2008

The proxy statement and annual report, including Form 10-K,

are available at: http://investors.con-way.com

Also available on the Web site are the Company’s proxy card, as well as instruction cards and related materials for voting shares of common and preferred stock held in the Company’s 401(k) plans.

PROXY STATEMENT

March 14, 2008

The Annual Meeting of Shareholders of Con-way Inc. (the “Company”) will be held on Tuesday, April 22, 2008. Shareholders of record at the close of business on March 3, 2008 will be entitled to vote at the meeting. This proxy statement and accompanying proxy are first being sent to shareholders on or about March 14, 2008.

Board of Directors’ Recommendations

The Board of Directors of the Company is soliciting your proxy for use at the meeting and any adjournment or postponement of the meeting. The Board recommends a vote “FOR” the election of the nominees for directors described below, “FOR” ratification of the appointment of KPMG LLP as independent auditors, and “AGAINST” the shareholder proposal set forth in this proxy statement.

Proxy Voting Procedures

To be effective, properly signed proxies must be returned to the Company prior to the meeting. The shares represented by your proxy will be voted in accordance with your instructions. However, if no instructions are given, your shares will be voted in accordance with the recommendations of the Board.

Voting Requirements

A majority of the votes attributable to all voting shares must be represented in person or by proxy at the meeting to establish a quorum for action at the meeting. Directors are elected by a plurality of the votes cast, and the four nominees who receive the greatest number of votes cast for election of directors at the meeting will be elected directors for a three-year term. Approval of the other matters expected to come before the meeting requires a favorable vote of the holders of a majority of the voting power represented at the meeting.

In the election of directors, broker non-votes, if any, will be disregarded and have no effect on the outcome of the vote. With respect to the other matters, abstentions from voting will have the same effect as voting against such matter and broker non-votes will be disregarded and have no effect on the outcome of such vote.

Voting Shares Outstanding

At the close of business on March 3, 2008, the record date for the Annual Meeting, there were outstanding and entitled to vote 45,523,177 shares of Common Stock and 552,507 shares of Series B Cumulative Convertible Preferred Stock (“Series B Preferred Stock”). Each share of Common Stock has the right to one non-cumulative vote and each share of Series B Preferred Stock has the right to 6.1 non-cumulative votes. Therefore, an aggregate of 48,893,470 votes are eligible to be cast at the meeting.

Proxy Voting Convenience

You are encouraged to exercise your right to vote by returning to the Company a properly executed WHITE proxy in the enclosed envelope, whether or not you plan to attend the meeting. This will ensure that your votes are cast.

You may revoke or change your proxy at any time prior to its use at the meeting. There are three ways you may do so: (1) give the Company a written direction to revoke your proxy; (2) submit a later dated proxy; or (3) attend the meeting and vote in person.

Attendance at the Meeting

All shareholders are invited to attend the meeting. Persons who are not shareholders may attend only if invited by the Board of Directors. If you are a shareholder but do not own shares in your name, you must bring proof of ownership (e.g., a current broker’s statement) in order to be admitted to the meeting. If you wish to attend the meeting in person, you can obtain directions to the Hotel DuPont at www.hoteldupont.com (under the “About Us/Directions” tab).

ELECTION OF DIRECTORS

The Board of Directors Recommends a Vote “For” All Nominees.

The Board of Directors of the Company, pursuant to the Bylaws, has determined that the number of directors of the Company shall be thirteen. Unless you withhold authority to vote, your proxy will be voted for election of the nominees named below.

The following persons are the nominees of the Board of Directors for election as Class II directors to serve for a three-year term until the 2011 Annual Meeting of Shareholders and until their successors are duly elected and qualified:

Michael J. Murray

Robert D. Rogers

William J. Schroeder

Chelsea C. White III

If a nominee becomes unable or unwilling to serve, proxy holders are authorized to vote for election of such person or persons as shall be designated by the Board of Directors; however, the Board of Directors knows of no reason why any nominee should be unable or unwilling to serve.

The Company has three classes of directors, each of which is elected for a three-year term. Class III directors will be elected in 2009 and Class I directors will be elected in 2010. All directors have previously been elected by the shareholders.

CLASS II DIRECTORS

MICHAEL J. MURRAY	Director since 1997

Retired President, Global Corporate and Investment Banking

Bank of America Corporation

a financial institution

Mr. Murray, age 63, retired in July 2000 as president of Global Corporate and Investment Banking at Bank of America Corporation and as a member of the corporation’s Policy Committee. From March 1997 to the BankAmerica-Nations Bank merger in September 1998, Mr. Murray headed BankAmerica Corporation’s Global Wholesale Bank and was responsible for its business with large corporate, international, and government clients around the world. Mr. Murray was named a BankAmerica vice chairman and head of the U.S. and International Groups in September 1995. He had been responsible for BankAmerica’s U.S. Corporate Group since BankAmerica’s merger with Continental Bank Corporation in September 1994. Prior to the BankAmerica-Continental merger, Mr. Murray was vice chairman and head of Corporate Banking for Continental Bank, which he joined in 1969. Mr. Murray is a member of the Board of Directors of the eLoyalty Corporation in Lake Forest, Illinois. He is past Chairman of the United Way of the Bay Area. Mr. Murray is also on the Board of the California Academy of Sciences in San Francisco and is a member of the Advisory Council for the College of Business of the University of Notre Dame. Mr. Murray received his BBA from the University of Notre Dame in 1966 and his MBA from the University of Wisconsin in 1968. He serves on the Compensation and Director Affairs Committees of the Board.

ROBERT D. ROGERS	Director since 1990

Chairman of the Board

Texas Industries, Inc.

a producer of cement, aggregates and concrete

Mr. Rogers, age 71, joined Texas Industries, Inc. in 1963 as General Manager/European Operations. In 1964, he was named Vice President-Finance; in 1968, Vice President-Operations; and in 1970, he became President and Chief Executive Officer. He retired as President/CEO of Texas Industries in May 2004 and was elected Chairman of the Board in October 2004. Mr. Rogers is a graduate of Yale University and earned an MBA from the Harvard Graduate School of Business. He is a member of the Executive Board for Southern Methodist University Cox School of Business, serves on the Board of Adams Golf, serves as a Trustee of the Naval Postgraduate School Foundation and is a member of the Board of Trustees of the National Recreation Foundation. Mr. Rogers served as Chairman of the Federal Reserve Bank of Dallas from 1984 to 1986 and was Chairman of the Greater Dallas Chamber of Commerce from 1986 to 1988. He is the Chairman of the Finance Committee of the Board.

WILLIAM J. SCHROEDER	Director since 1996

Chairman & Interim Chief Executive Officer

Oxford Semiconductor, Inc.

a private semiconductor firm

Mr. Schroeder, age 63, has served as the Chairman of Oxford Semiconductor since July 2006 and Interim Chief Executive Officer since April 2007. From October 2004 until June 2005, Mr. Schroeder served as the Executive Chair of Cornice, Inc. to assist that company through a CEO transition and search process. Prior to joining the Cornice Board, Mr. Schroeder served as President and CEO of Vormetric, Inc., an enterprise data storage security firm from 2002 through 2004. During 2000, Mr. Schroeder was President and CEO of CyberIQ Systems, Inc., an Internet traffic switch company. He was previously employed by Diamond Multimedia Systems, Inc. as President and CEO (1994-1999) and before that by Conner Peripherals, Inc., initially as President and Chief Operating Officer (1986-1989) and later as Vice Chairman (1989-1994). Earlier, Mr. Schroeder was the founder and CEO (1978-1986) of Priam Corporation. Mr. Schroeder also served in various management or technical positions at Memorex Corporation, McKinsey & Co., and Honeywell, Inc. and currently serves on the Board of Directors of Omneon, Inc. and Xirrus, Inc., in addition to serving on the Board of Directors of Oxford. Mr. Schroeder holds the MBA degree with High Distinction from the Harvard Business School and MSEE and BEE degrees from Marquette University. He is the Chairman of the Compensation Committee of the Board.

CHELSEA C. WHITE III	Director since 2004

H. Milton and Carolyn J. Stewart School Chair

Schneider National Chair of Transportation and Logistics

School of Industrial and Systems Engineering

Georgia Institute of Technology

an institute of higher learning

Professor White, age 62, is the H. Milton and Carolyn J. Stewart School Chair for the School of Industrial and Systems Engineering, the Director of the Trucking Industry Program, and the Schneider National Chair of Transportation and Logistics at the Georgia Institute of Technology. He has served as editor-in-chief of several of the Transactions of the Institute of Electrical and Electronics Engineers (IEEE), was founding editor-in-chief of the IEEE Transactions on Intelligent Transportation Systems (ITS), and has served as the ITS Series book editor for Artech House Publishing Company. Professor White serves on the boards of directors of the ITS World Congress and the Bobby Dodd Institute and is a member of the executive committee for The Logistics Institute—Asia Pacific and of the Mobility Project Advisory Board for the Reason Foundation. He is the former chair of the ITS Michigan board of directors and a former member of the ITS America board of directors. His research interests include the impact of real-time information for improved supply chain productivity and risk mitigation, with special focus on international supply chains. Professor White is a member of the Compensation and Finance Committees of the Board.

CLASS III DIRECTORS

WILLIAM R. CORBIN	Director since 2005

Retired Executive Vice President

Weyerhaeuser Company

a diversified forest products company

Mr. Corbin, age 67, joined Weyerhaeuser in 1992 as Executive Vice President, Wood Products. He retired from Weyerhaeuser in February 2006. His most recent assignment was to oversee Weyerhaeuser Industrial Wood Products and International Business Groups, including Weyerhaeuser Forest Products International, Weyerhaeuser Asia and Europe, Appearance Wood, Composites and BC Coastal Business Groups. From 1995 to 1999 he served as Executive Vice President, Timberlands and Distribution and from 1999 to 2004 again as Executive Vice President, Wood Products. Prior to joining Weyerhaeuser, Mr. Corbin held senior positions at Crown Zellerbach Corporation, International Paper Company and other firms during a 35-year career in wood products manufacturing and timberlands management. Mr. Corbin received his BS degree (forest products) from the University of Washington in 1964. He received a master of forestry degree emphasizing industrial administration from Yale University in 1965. He serves on various boards including University of Washington’s College of Fisheries and Oceanography and the University of Washington Foundation. Mr. Corbin is a member of the Audit and Finance Committees of the Board.

MARGARET G. GILL	Director since 1995

Former Senior Vice President-Legal, External Affairs and Secretary

AirTouch Communications

a wireless communications company

Mrs. Gill, age 68, served as Senior Vice President-Legal, External Affairs and Secretary of AirTouch Communications from January 1994 until July 1999, when AirTouch was acquired by Vodafone PLC. Prior to joining AirTouch she was, for 20 years, a partner in the law firm of Pillsbury, Madison & Sutro (now Pillsbury Winthrop) in San Francisco. From 1983 to 1993, she served as practice group manager and senior partner for the firm’s corporate securities group. Mrs. Gill earned her law degree in 1965 from Boalt Hall Law School, University of California at Berkeley, and holds a Bachelor of Arts degree from Wellesley College. Mrs. Gill manages the Stephen and Margaret Gill Family Foundation, of which she is Board Chair and President. She is also President of the Board of Directors of the Episcopal Diocese of California, and a Trustee and Executive Committee member of the San Francisco Ballet. Mrs. Gill is a member of the Audit and Director Affairs Committees of the Board.

ROBERT JAUNICH II	Director since 1992

Founder & Managing Partner

Calera Capital

a private investment corporation

Mr. Jaunich, age 68, is founder and managing partner of Calera Capital, formerly Fremont Partners, which manages $1.8 billion targeted to make and oversee majority equity investments in operating companies representing a broad spectrum of industries. Calera Capital was spun out from Fremont Group, a private investment corporation that manages assets of $4.0 billion, which Mr. Jaunich joined in 1991 and where he served as a member of the Board of Directors. Mr. Jaunich serves as a member of the Board of Directors of Direct General (auto insurance). He is trustee of the non-profit National Recreation Foundation and serves on the President’s Advisory Council of Boys and Girls Clubs of the Peninsula as well as the Board of the Palo Alto Medical Foundation (PAMF). He is a life member of the World Presidents’ Organization and was a member of Young Presidents’ Organization (1980-1990). Mr. Jaunich received a BA from Wesleyan University, Middletown, Connecticut and an MBA from Wharton Graduate School, University of Pennsylvania. He is Chairman of the Director Affairs Committee of the Board.

ADMIRAL HENRY H. MAUZ, JR.	Director since 2005

U.S. Navy (Retired)

Pebble Beach, California

Admiral Mauz, age 71, retired from active duty in 1994 after 35 years in the Navy, the last two-and-a-half of which were spent as Commander-in-Chief of the U.S. Atlantic Fleet, Norfolk, Virginia. As the Fleet’s top officer, Admiral Mauz oversaw an operating budget of $4.7 billion and an organization of 150,000 sailors, marines and civilians serving on 27 bases, 230 ships and 2,000 aircraft, representing over half of the Navy’s force structure. Admiral Mauz served between 1990 and 1992 as Deputy Chief of Naval Operations for Program Planning, where he was responsible for development of the Navy’s $75 billion budget and related strategic planning. Admiral Mauz graduated from the U.S. Naval Academy, Annapolis, Maryland, in 1959. He holds a postgraduate degree in electrical engineering from the Naval Postgraduate School and a master’s degree in business administration from Auburn University. Admiral Mauz also attended the Naval War College and the Air Force Command and Staff College. He serves on the Board of Directors of Texas Industries, Inc., a cement, concrete and aggregates company. He serves on the Northrop Grumman Ship Systems Advisory Board. He served as President of the Naval Postgraduate School Foundation from 1997 to 2006. Admiral Mauz is a member of the Compensation and Finance Committees of the Board.

CLASS I DIRECTORS

JOHN J. (JACK) ANTON	Director since 2005

Operating Director

Paine & Partners, LLC

A Private Equity Management Firm

Mr. Anton, age 65, is an operating director with Paine & Partners, LLC, a private equity management firm. From 2005 to 2006, he was a private investor in food, consumer products and specialty ingredient companies. From 2001 through 2004, he was a Senior Advisory Director with Fremont Partners, another private equity management firm, and was instrumental in the acquisition and successful divesture of Specialty Brands Inc. (SBI). Mr. Anton served on the Board of SBI. Prior to Fremont, Mr. Anton was Chairman, CEO and co-owner of Ghirardelli Chocolate Company. He led the acquisition of Ghirardelli in 1992 and was responsible for revitalizing the company’s brand, marketing programs and growth prior to transitioning Ghirardelli to its new ownership. Mr. Anton served from 1983 to 1990 as Chairman and co-owner of Carlin Foods Corporation, a food ingredient company serving the dairy, baking and food service industries; and from 1990 to 1992 as Chairman of Carlin Investment Corporation, which was created to invest in food and specialty chemical firms. Prior to forming Carlin Foods, he spent nearly twenty years in management and executive roles at Ralston Purina and Nabisco Brands Corporations. During a leave of absence from Ralston Purina, Mr. Anton served as an Infantry Officer in Vietnam, earning a Bronze Star for valor in a combat situation. Mr. Anton received a BS degree (chemistry) from the University of Notre Dame. Mr. Anton serves on the Board of Directors of Basic American Inc., the country’s largest potato dehydrator; as Chairman of the Board of WireCo World Group, the largest manufacturer and supplier of technically engineered wire rope; and as a Board member of Icicle Seafood Company, a catcher and processor of various species of fish in the Pacific Northwest. He is active on the Advisory Boards of Notre Dame’s College of Science and the University of San Francisco’s Business School; and was a past Trustee of the Schools of the Sacred Heart, San Francisco and a past Trustee of the Allendale Association, a Chicago-based school for abused children. He also is a member of the World Presidents Organization. Mr. Anton is a member of the Audit and Finance Committees of the Board.

W. KEITH KENNEDY, JR.	Director since 1996

Chairman of the Board

Con-way Inc.

Dr. Kennedy, age 64, was named Chairman of Con-way Inc. in January 2004. He served as Interim Chief Executive Officer from July 2004 to April 2005. From April 2002 to January 2004 he was the Vice Chairman of Con-way. In January 2000 he retired as President and Chief Executive Officer of Watkins-Johnson Company, a manufacturer of equipment and electronic products for the telecommunications and defense industries. He had held that position since January of 1988. He joined Watkins-Johnson in 1968 and was a Division Manager, Group Vice President, and Vice President of Planning Coordination and Shareowner Relations prior to becoming President. Dr. Kennedy is a graduate of Cornell University from which he holds BSEE, MS, and PhD degrees. He serves on both the Cornell University Council as well as Cornell’s College of Engineering Council. He is the past Chairman of Joint Venture: Silicon Valley Network, a non-profit regional organization. He previously held Board and/or officer positions with Boy Scouts of America (Pacific Skyline Council), California State Chamber of Commerce, and Silicon Valley Leadership Group. Dr. Kennedy is a senior member of the Institute of Electrical and Electronics Engineers.

JOHN C. POPE	Director since 2003

Chairman

PFI Group, LLC

a financial management firm

Mr. Pope, age 59, is Chairman of PFI Group, LLC, a financial management firm that invests primarily in private equity opportunities, and is also Chairman of the Board of Waste Management, Inc., a NYSE-listed waste collection and disposal firm. From December 1995 to November 1999 Mr. Pope was Chairman of the Board of MotivePower Industries, Inc., a NYSE-listed manufacturer and remanufacturer of locomotives and locomotive components until it merged with Westinghouse Air Brake. Prior to joining MotivePower Industries, Mr. Pope spent six and one-half years with United Airlines and UAL Corporation in various roles, including President and Chief Operating Officer and a member of the Board of Directors. Mr. Pope also spent 11 years with American Airlines and its parent, AMR Corporation, serving as Senior Vice President of Finance, Chief Financial Officer and Treasurer. He was employed by General Motors Corporation prior to entering the airline industry. Mr. Pope is a member of the Board of Directors of Dollar Thrifty Automotive Group, Kraft Foods, Inc., R.R. Donnelley & Sons Company and Waste Management, Inc. Mr. Pope holds a master’s degree in finance from the Harvard Graduate School of Business Administration and a bachelor’s degree in engineering and applied science from Yale University. Mr. Pope is the Chairman of the Audit Committee of the Board.

DOUGLAS W. STOTLAR	Director since 2005

President and Chief Executive Officer

Con-way Inc.

Mr. Stotlar, age 47, is President and Chief Executive Officer of Con-way Inc. As the company’s top executive, Mr. Stotlar is responsible for the overall management and performance of the company. He was named to his current position in April 2005. Mr. Stotlar previously served as President and Chief Executive Officer of Con-way Freight (formerly Con-Way Transportation Services), Con-way’s $2.9 billion regional trucking subsidiary. Before being named head of Con-way Freight, Mr. Stotlar served as Executive Vice President and Chief Operating Officer of that company, a position he had held since June 2002. From 1999 to 2002, he was Executive Vice President of Operations for Con-way Freight. Prior to joining Con-way Freight’s corporate office, Mr. Stotlar served as Vice President and General Manager of Con-Way NOW after drafting and executing the strategic business plan for the company in 1996. Mr. Stotlar joined the Con-way organization in 1985 as a freight operations supervisor for Con-Way Central Express (CCX), one of the company’s regional trucking subsidiaries. He subsequently advanced to management posts in Columbus, Ohio, and Fort Wayne, Indiana, where he was named northwest regional manager for CCX responsible for 12 service centers. A native of Newbury, Ohio, Mr. Stotlar earned his bachelor’s degree in transportation and logistics from The Ohio State University. He serves as vice president at large and is a member of the executive committee of the American Trucking Association. Mr. Stotlar is a member of the Board of Directors of the American Transportation Research Institute (ATRI) and URS Corporation, is a member of The Business Roundtable, and serves on the Executive Committee of the US section of the North American Competitive Council.

PETER W. STOTT	Director since 2004

Vice Chairman and Principal

ScanlanKemperBard Companies

a real estate private equity company

President

Columbia Investments, Ltd.

an investment company

Mr. Stott, age 63, has been the vice chairman and a principal of ScanlanKemperBard Companies, a real estate private equity company, since 2005, and president of Columbia Investments, Ltd. since 2004. He was formerly President and CEO of Crown Pacific from 1988 to 2004. Crown Pacific filed for bankruptcy in 2003. Prior to Crown Pacific, Mr. Stott founded Market Transport, Ltd. in 1969, the largest “asset-based” transportation and logistics services company headquartered in Oregon. Market Transport, Ltd. was acquired in 2006 by UTI Worldwide, a NASDAQ traded transportation and logistics company. He is a member of the Portland State University Building Our Future Campaign Cabinet, a member of the board of directors of the Portland State University Foundation, the Chairman of the Founder’s Circle of SOLV, and trustee of the Portland Art Museum. Mr. Stott is a member of the Compensation and Director Affairs Committees of the Board.

STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding beneficial ownership of the Company’s Common Stock and Series B Preferred Stock, as of February 1, 2008, by the directors, the executive officers identified in the Summary Compensation Table below and by the directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
John J. Anton	7,511 Common 0 Series B Preferred	*
Robert L. Bianco(2)	66,320 Common 196 Series B Preferred	*
William R. Corbin	6,053 Common 0 Series B Preferred	*
Margaret G. Gill	27,267 Common 0 Series B Preferred	*
Robert Jaunich II	39,972 Common 0 Series B Preferred	*
W. Keith Kennedy, Jr.	68,064 Common 0 Series B Preferred	*
John G. Labrie(3)	72,786 Common 138 Series B Preferred	*
Henry H. Mauz, Jr.	5,978 Common 0 Series B Preferred	*
David S. McClimon(4)	80,022 Common 318 Series B Preferred	*
Michael J. Murray	35,188 Common 0 Series B Preferred	*
Jennifer W. Pileggi(5)	57,391 Common 134 Series B Preferred	*
John C. Pope	21,841 Common 0 Series B Preferred	*
Robert D. Rogers	38,236 Common 0 Series B Preferred	*
Kevin C. Schick(6)	74,927 Common 324 Series B Preferred	*
William J. Schroeder	27,069 Common 0 Series B Preferred	*
Douglas W. Stotlar(7)	302,878 Common 290 Series B Preferred	*
Peter W. Stott	34,571 Common 0 Series B Preferred	*
Chelsea C. White III	5,607 Common 0 Series B Preferred	*
All directors and executive officers as a group (22 persons)(8)	1,063,284 Common 1,752 Series B Preferred	2.3%

*	Less than one percent of the Company’s outstanding shares of Common Stock.

(1)	Represents shares as to which the individual has sole voting and investment power (or shares such power with his or her spouse). None of these shares has been pledged as security. The shares shown for non-employee directors include the following number of shares of restricted stock and number of shares which the non-employee director has the right to acquire within 60 days of February 1, 2008 because of vested stock options: Mr. Anton, 5,537 and 0; Mr. Corbin, 3,731 and 0; Mrs. Gill, 4,468 and 14,943; Mr. Jaunich, 4,468 and 16,479; Dr. Kennedy, 19,128 and 31,000; Admiral Mauz, 3,731 and 0; Mr. Murray, 2,574 and 12,197; Mr. Pope, 6,274 and 10,438; Mr. Rogers, 2,574 and 19,424; Mr. Schroeder, 2,574 and 9,332; Mr. Stott, 6,347 and 6,250; and Dr. White 2,647 and 0. The restricted stock and stock options were awarded under and are governed by the Amended and Restated Equity Incentive Plan for Non-Employee Directors and the 2003 Equity Incentive Plan for Non-Employee Directors. The restricted shares shown for Dr. Kennedy include (i) 8,000 shares of restricted stock which were awarded under and are governed by the terms of the Con-way Inc. 1997 Equity and Incentive Plan, and (ii) 11,128 shares of restricted stock which were awarded under and are governed by the 2003 Equity Incentive Plan for Non-Employee Directors or the Amended and Restated Equity Incentive Plan for Non-Employee Directors.

(2)	The shares shown include 41,924 shares which Mr. Bianco has the right to acquire within 60 days of February 1, 2008 because of vested stock options.

(3)	The shares shown include 47,474 shares which Mr. Labrie has the right to acquire within 60 days of February 1, 2008 because of vested stock options. In addition to the holdings described in the above table, Mr. Labrie holds 2,941 phantom stock units under the Company’s Deferred Compensation Plan for Executives and Key Employees.

(4)	The shares shown include 73,748 shares which Mr. McClimon has the right to acquire within 60 days of February 1, 2008 because of vested stock options.

(5)	The shares shown include 44,099 shares which Ms. Pileggi has the right to acquire within 60 days of February 1, 2008 because of vested stock options.

(6)	The shares shown include 60,699 shares which Mr. Schick has the right to acquire within 60 days of February 1, 2008 because of vested stock options.

(7)	The shares shown include 224,114 shares which Mr. Stotlar has the right to acquire within 60 days of February 1, 2008 because of vested stock options. In addition to the holdings described in the above table, Mr. Stotlar holds 13,508 phantom stock units under the Company’s Deferred Compensation Plan for Executives and Key Employees.

(8)	The shares shown include 686,669 shares which all directors and executive officers as a group have the right to acquire within 60 days of February 1, 2008 because of vested stock options.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND CERTAIN

BOARD COMMITTEES; CORPORATE GOVERNANCE

Director Independence

The Board of Directors has determined that Robert P. Wayman, who served as a director during 2007, and each incumbent director other than Douglas W. Stotlar, is an independent director under the New York Stock Exchange listing standards.

Board Meetings; Executive Sessions of Non-Management Directors

During 2007, the Board of Directors held nine meetings. Each incumbent director attended at least 75% of all meetings of the Board and the committees of the Board on which he or she served.

Non-management members of the Board of Directors meet in executive session on a regularly scheduled basis. Neither the Chief Executive Officer nor any other member of management attends such meetings of non-management directors. The Chairman of the Board of Directors of the Company, W. Keith Kennedy, Jr., has been chosen as the “Lead Non-Management Director” to preside at such executive sessions. For information regarding how to communicate with the Lead Non-Management Director and other members of the Company’s Board of Directors, see “Communications with Directors” below.

Standing Committees

The Board of Directors currently has the following standing committees: Audit Committee, Compensation Committee, Director Affairs Committee and Finance Committee, the members of which are shown in the table below. Each of the Audit, Compensation and Directors Affairs Committees is governed by a charter, current copies of which are available on the Company’s corporate website at www.con-way.com under the headings “Investor Relations/Corporate Governance.” Copies of the charters are also available in print to shareholders upon request, addressed to the Corporate Secretary at 2855 Campus Drive, Suite 300, San Mateo, California 94403.

Director	Audit		Compensation		Director Affairs		Finance
John J. Anton	X						X
William R. Corbin	X						X
Margaret G. Gill	X				X
Robert Jaunich II					X	*
W. Keith Kennedy, Jr.
Henry H. Mauz, Jr.			X				X
Michael J. Murray			X		X
John C. Pope	X	*
Robert D. Rogers							X	*
William J. Schroeder			X	*
Douglas W. Stotlar
Peter W. Stott			X		X
Chelsea C. White III			X				X

X = current member; * = chair

Descriptions of the Audit, Compensation and Director Affairs Committees follow:

Audit Committee:    Under its charter, the Audit Committee assists the Board in its oversight of matters involving the accounting, auditing, financial reporting, and internal control functions of the Company. The Committee receives reports on the work of the Company’s outside auditors and internal auditors, and reviews with them the adequacy and effectiveness of the Company’s accounting and internal control policies and procedures. Under the Company’s Corporate Governance Guidelines, the Company’s Chief Executive Officer, Chief Financial Officer, Controller and General Counsel are required to promptly notify the Chair of the Audit Committee upon receiving complaints regarding accounting, internal control and auditing matters involving the Company.

Each Committee member has been determined to be an independent director under the New York Stock Exchange listing standards. The Board has determined that Mr. Pope qualifies as an “audit committee financial expert” as such term is defined in rules adopted by the Securities and Exchange Commission. The Board has also determined that Mr. Pope’s service on the audit committees of more than three public companies does not impair his ability to effectively serve on the Company’s Audit Committee. The Committee met thirteen times during 2007.

Compensation Committee:    The Compensation Committee’s authority is established in its charter. The Compensation Committee approves the annual base salaries paid to the Chief Executive Officer, the Company’s other policy-making officers and certain other corporate officers. The Company’s Chief Executive Officer approves the annual base salaries for the Company’s other executives. The Compensation Committee also approves, for all executives, the short-term and long-term incentive compensation award opportunities and performance goals applicable to these awards, and annual grants of stock options to all executives made under the Company’s equity and incentive plan. In determining the compensation paid to the Chief Executive Officer, it is the practice of the Compensation Committee to consult with and obtain the concurrence of the other independent members of the Board of Directors. Management has no role in recommending or setting compensation for the Chief Executive Officer. The Committee also reviews the retirement and benefit plans of the Company and its domestic subsidiaries for non-contractual employees.

Each Committee member has been determined to be an independent director under the New York Stock Exchange listing standards. The Committee met nine times during 2007.

The Compensation Committee engages an independent compensation consultant to assist the Committee in its annual review and approval of executive compensation. For 2007, the Compensation Committee retained Hewitt Associates, LLP as its independent compensation consultant. (See “Compensation Discussion and Analysis—Role of Compensation Consultants” below.)

Each year the Chief Executive Officer presents to the Compensation Committee for consideration his recommendations with respect to the compensation of Company executives (other than himself). These recommendations include:

•	annual base salaries of the Named Executives, other executives who report directly to the Chief Executive Officer and certain other corporate officers;

•	annual stock option grants for all executives;

•	the performance goals applicable to short-term and long-term incentive compensation awards; and

•

the particular levels of performance at which executives receive threshold, interim, target and maximum payouts on short-term incentive compensation awards, and threshold, target and maximum payouts on long-term incentive compensation awards.

In developing his recommendations, the Chief Executive Officer typically takes into account:

•	comparative market data supplied by the independent compensation consultant retained by the Compensation Committee;

•	each executive’s target short-term and long-term incentive compensation opportunities, determined based on multiples of annual base salary approved by the Compensation Committee;

•

for the Named Executives and other executives who report directly to him, his assessment of the executives’ relative levels of responsibility and relative potential to affect business results, and of the executives’ individual performances;

•	for lower level executives, assessment of those executives by the Named Executives or other senior executives to whom the lower level executives report; and

•	for the performance goals, his assessment of projected Company performance as shown in its one- and three-year financial plans.

The independent compensation consultant is available for consultation with the Committee (without executive officers present) prior to and at the Committee meeting at which executive compensation is approved. The Compensation Committee also meets with the Chief Executive Officer (without other executive officers present) to discuss his executive compensation recommendations. The Committee then meets in an executive session without management and exercises its independent judgment in deciding whether to accept or revise the Chief Executive Officer’s recommendations.

The Committee charter provides that the Compensation Committee may delegate its duties and responsibilities to one or more agents (which may include officers or employees of the Company or third party agents), to the extent permitted under applicable law and New York Stock Exchange rules. However, the Compensation Committee has exercised its authority to delegate only in limited circumstances, as described below.

The Compensation Committee has delegated to the Employee Recognition Committee, a committee made up of the Company’s Chief Executive Officer, Chief Financial Officer and General Counsel, the authority to grant stock options and other long-term incentive awards and to award discretionary cash bonuses, subject to certain conditions and limitations. The Employee Recognition Committee has no authority to grant stock options and other long-term incentive awards or to award discretionary cash bonuses to the Chief Executive Officer, to any officer who reports directly to the Chief Executive Officer, or to any other policy-making executive officer. However, other officers and employees of the Company are eligible to receive stock option grants and/or discretionary bonus awards from the Employee Recognition Committee. Only officers who are hired or promoted during the first quarter of the year are entitled to receive other long-term incentive awards. These awards are permitted only for the cycle that begins in the year that the officers are hired or promoted, must be made within three months after the beginning of the award cycle, and are intended to provide these officers with the same long-term incentive awards that they would have received had they been in their current positions at the beginning of the award cycle (subject to pro rata adjustment based on the portion of the cycle during which they are employed).

The aggregate amount of all discretionary cash bonuses awarded in any fiscal year by the Employee Recognition Committee to eligible officers of the Company and by management to non-executive employees cannot exceed $3 million. The aggregate amount of discretionary cash bonuses that the Employee Recognition Committee awards to any eligible officer in any fiscal year cannot exceed an amount equal to the sum of the officer’s base annual salary and target annual performance bonus. The aggregate number of stock options granted by the Employee Recognition Committee in any fiscal year cannot exceed 100,000 and the number of stock options that can be granted to any eligible officer or other employee in any single grant in a fiscal year cannot exceed 20,000. The Employee Recognition Committee provides annual reports to the Compensation Committee, identifying awards made.

In addition, the Compensation Committee charter identifies the Compensation Committee as the Committee with the responsibility to administer the 2006 Equity and Incentive Plan and the short-term and long-term incentive compensation awards made under the Plan. The Committee has delegated to management the authority to administer the plans on a day-to-day basis. However, the Committee retains sole authority to make awards, establish award terms (including performance goals) and determine whether or not modifications to performance goals are to be made.

The Compensation Committee has also delegated to the Employee Benefits Review Committee, a committee made up of Company employees and chaired by the Company’s Vice President—Human Resources, the authority to approve amendments to the Company’s tax-qualified and other non-executive benefit plans, other than any amendment expected to result in a net incremental cost to the Company of more than $10 million per year.

Director Affairs Committee:    The functions of the Director Affairs Committee, which are set forth in the Committee’s charter, include the following:

•	identifying and recommending to the Board individuals qualified to serve as directors of the Company;

•	recommending to the Board directors to serve on committees of the Board;

•	advising the Board with respect to matters of Board composition and procedures;

•	developing and recommending to the Board a set of corporate governance principles applicable to the Company and overseeing corporate governance matters generally;

•	overseeing the Company’s policies and procedures with respect to related person transactions;

•	overseeing the annual evaluation of the Board and the Company’s management; and

•

periodically reviewing and recommending to the Board the appropriate forms and levels of compensation for Board and Committee service by non-employee members of the Board (including the Chairman of the Board, if he or she is not an employee of the Company).

Each Committee member has been determined to be an independent director under the New York Stock Exchange listing standards. The Director Affairs Committee met three times during 2007.

Not less often than every three years, the Director Affairs Committee engages an independent compensation consultant to review the Company’s director compensation. Typically, the Committee engages the same consultant that the Compensation Committee engages to provide advice regarding executive compensation. The Committee instructs the consultant to include in its review prevalent director compensation practices, including compensation in cash, stock and options. For 2007, the Committee retained Hewitt Associates and based on Hewitt’s advice modified director compensation. The Committee does not delegate any of its duties regarding director compensation, and executive officers of the Company have no role in determining or recommending the amount or form of director compensation.

The Director Affairs Committee will consider director candidates recommended by shareholders. In considering candidates submitted by shareholders, the Director Affairs Committee will take into consideration the needs of the Board and the qualifications of the candidate. To have a candidate considered by the Director Affairs Committee, a shareholder must submit the recommendation in writing and must include the following information:

•	the name of the shareholder and evidence of the person’s ownership of Company stock; and

•

the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if selected by the Director Affairs Committee and nominated by the Board.

The shareholder recommendation and information described above must be sent to the Corporate Secretary at 2855 Campus Drive, Suite 300, San Mateo, California 94403. The Director Affairs Committee will accept recommendations of director candidates throughout the year; however, in order for a recommended director candidate to be considered for nomination to stand for election at an upcoming annual meeting of shareholders, the recommendation must be received by the Corporate Secretary not less than 120 days prior to the anniversary date of the Company’s most recent annual meeting of shareholders.

The Director Affairs Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and have a reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Director Affairs Committee examines a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company. The Director Affairs Committee also seeks to have the Board represent a diversity of backgrounds and experience.

The Director Affairs Committee identifies potential nominees by asking current directors and executive officers to notify the Committee if they become aware of persons, meeting the criteria described above, who would be good candidates for service on the Board. The Director Affairs Committee also, from time to time, may engage firms that specialize in identifying director candidates. As described above, the Committee will also consider candidates recommended by shareholders.

Once a person has been identified by the Director Affairs Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Director Affairs Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Director Affairs Committee requests information from the candidate, reviews the person’s accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a shareholder.

Policies and Procedures Regarding Related Person Transactions; Transactions with Related Persons

The Company has written policies and procedures for the review, approval or ratification of related person transactions. A transaction is subject to the policies and procedures if the transaction involves in excess of $120,000, the Company is a participant in the transaction and any executive officer, director or 5% shareholder, or any of their immediate family members, has a direct or indirect interest in the transaction. The Director Affairs Committee of the Board of Directors is responsible for applying these policies and procedures. It is the Company’s policy to enter into or ratify related person transactions only when the Director Affairs Committee determines that the transaction in question is in, or is not inconsistent with, the best interests of the Company and its stockholders, including but not limited to situations where the Company may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the Company provides products or services to related persons on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally.

Since January 1, 2007, the Company has not been a participant in any transaction involving more than $120,000 in which a related person had a direct or indirect material interest, nor is any such transaction currently proposed, except for the transaction described in the next paragraph.

Contract Freighters, Inc. (“CFI”), the truckload carrier acquired by the Company in August 2007, engages Contract Transportation Service (“CTS”) to provide shuttle services within the Joplin, Missouri area. CTS has been providing these services to CFI since 1994, and the amount paid by CFI to CTS has risen from approximately $60,000 in 1994 to approximately $145,000 in 2007. CTS is owned and operated by Scott Schmidt, the brother of Herbert J. Schmidt, President of CFI and Senior Vice President of the Company. Herbert J. Schmidt has no ownership or other pecuniary interest in CTS and is not involved in the day-to-day management of the relationship between CFI and CTS. Pursuant to the Company’s policies and procedures described below, the Director Affairs Committee reviewed and ratified the transactions between CFI and CTS, concluding that the transactions are in the best interests of the Company and its stockholders.

Communications with Directors

Any shareholder or other interested party desiring to communicate with any director (including the Lead Non-Management Director and the other non-management directors) regarding the Company may directly contact any director or group of directors by submitting such communications in writing to the director or directors in care of the Corporate Secretary, 2855 Campus Drive, Suite 300, San Mateo, California 94403.

All communications received as set forth in the preceding paragraph will be opened by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to the Company’s directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group of directors, the Corporate Secretary will make sufficient copies of the contents to send to each director who is a member of the group to which the envelope is addressed.

Policy Regarding Director Attendance at Annual Meetings of Shareholders

The Company’s policy regarding director attendance at the Annual Meeting of Shareholders is for the Chairman of the Board of Directors and the Chief Executive Officer (if different from the Chairman) to attend in person, and for other directors to attend in person or electronically. In 2007, the Chairman of the Board was unable to attend the Annual Meeting of Shareholders in person due to weather-related travel difficulties. However, the Company’s Chief Executive Officer and Chief Financial Officer attended the meeting in person, and the Chairman of the Board and eleven of the twelve other outside Directors attended telephonically.

Authority to Retain Advisors

The Board of Directors and each Committee of the Board is authorized, as it determines necessary to carry out its duties, to engage independent counsel and other advisors. The Company compensates any independent counsel or other advisor retained by the Board or any Committee.

Code of Ethics; Corporate Governance Guidelines

The Board of Directors has adopted a Code of Ethics for Chief Executive and Senior Financial Officers, including the Chief Financial Officer and Controller. The Board of Directors has also adopted a Directors’ Code of Business Conduct and Ethics applicable to all directors, a Code of Business Conduct applicable to all officers and employees, and Corporate Governance Guidelines. Current copies of each of these documents are available on the Company’s corporate website at www.con-way.com under the headings “Investor Relations/Corporate Governance.” Copies are also available in print to shareholders upon request, addressed to the Corporate Secretary at 2855 Campus Drive, Suite 300, San Mateo, California 94403. The Company intends to satisfy any disclosure requirements regarding an amendment to, or waiver from, the Code of Ethics by posting such information on the Company’s website at www.con-way.com.

2007 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)(4)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(7)	All Other Compensation ($)(8)	Total ($)

John J. Anton	75,018	101,917	—	—	—	2,265	179,200
William R. Corbin	73,377	95,754	—	—	—	2,003	171,134
Margaret G. Gill	75,043	105,783	—	—	—	2,610	183,436
Robert Jaunich II	78,043	105,783	—	—	—	7,610	191,436
W. Keith Kennedy, Jr.	232,518	234,162	—	—	2,920	14,157	483,757
Henry H. Mauz, Jr.	70,043	95,754	—	—	—	7,003	172,800
Michael J. Murray	74,050	79,543	—	—	—	1,861	155,454
John C. Pope	85,018	114,437	—	—	—	8,022	207,477
Robert D. Rogers	78,050	79,543	—	—	18,351	6,861	182,805
William J. Schroeder	77,883	79,543	—	—	—	6,861	164,287
Peter W. Stott	70,018	106,909	—	—	—	7,589	184,516
Robert P. Wayman(1)	75,043	105,783	—	—	—	2,610	183,436
Chelsea C. White III	70,050	74,507	—	—	—	1,578	146,135

(1)	Mr. Wayman, who resigned from the Board in January 2008, served as a member of the Board of Directors and the Audit and Director Affairs Committees during 2007.

(2)	Each non-employee Director received a cash retainer of $70,000 in 2007. For his services as Chairman of the Board, Dr. Kennedy received an additional cash retainer of $162,500. Messrs. Jaunich, Pope, and Rogers received $8,000, $15,000, and $8,000 each for serving as Chairs of the Director Affairs, Audit, and Finance Committees, respectively. Mr. Murray received $4,000 for serving as Chair of the Compensation Committee for part of 2007 and Mr. Schroeder, who succeeded Mr. Murray as Chair, received $7,833 for serving as Chair for part of 2007 and for serving as an Audit Committee member prior to becoming Chair of the Compensation Committee. For serving on the Audit Committee, Mrs. Gill and Messrs. Anton and Wayman received additional cash retainers of $5,000 and Mr. Corbin received a cash retainer of $3,333 for a partial year of service.

Includes the following cash payments made in lieu of granting partial shares in connection with 2007 restricted stock grants: Messrs. Anton, Kennedy, Pope and Stott, $18; Mrs. Gill, Admiral Mauz and Messrs. Corbin Jaunich and Wayman, $43; and Messrs. Murray, Rogers, Schroeder and White, $50.

Mr. Stotlar is not included in the table because he does not receive compensation in his capacity as a member of the Board of Directors. His compensation as President and Chief Executive Officer is included in the Summary Compensation Table below.

(3)	Amounts shown in this column reflect the 2007 compensation expense for financial reporting purposes under FAS 123R for all outstanding stock awards made to non-employee directors. The FAS 123R value as of the grant date is spread over the number of months of service required for the grant to become non-forfeitable. Dr. Kennedy’s restricted stock balance includes 8,000 shares awarded to him in September 2004 during his tenure as interim Chief Executive Officer. For additional information on the valuation assumptions for 2007 grants, see Note 12, “Share-Based Compensation” of Item 8, “Financial Statements and Supplementary Data,” of our Form 10-K for the year ended December 31, 2007, as filed with the SEC. For information on the valuation assumptions for grants made prior to fiscal year 2007, see the notes in our financial statements in the Form 10-K for the respective year.

(4)	The following table provides certain additional information concerning the restricted stock awards of our non-employee directors for fiscal year 2007:

	Total Restricted Stock Awards Outstanding at December 31, 2007 (#)	Restricted Stock Awards Granted During 2007 (#)	Grant Date Fair Value of Restricted Stock Awards Granted During 2007 ($)
John J. Anton	5,537	4,550	254,982
William R. Corbin	3,731	713	39,957
Margaret G. Gill	5,247	713	39,957
Robert Jaunich II	5,247	713	39,957
W. Keith Kennedy, Jr.	11,907	4,550	254,982
Henry H. Mauz, Jr.	3,731	713	39,957
Michael J. Murray	3,353	356	19,950
John C. Pope	7,429	4,550	254,982
Robert D. Rogers	3,353	356	19,950
William J Schroeder	3,353	356	19,950
Peter W. Stott	6,347	4,550	254,982
Robert P. Wayman	5,247	713	39,957
Chelsea C. White III	2,647	356	19,950

(5)	No option awards were granted to non-employee directors in 2007, and all outstanding stock options have been fully expensed. As of December 31, 2007, non-employee directors held the following number of stock options: Mrs. Gill, 14,943; Mr. Jaunich, 16,479; Dr. Kennedy, 31,000; Mr. Murray, 12,197; Mr. Pope, 10,438; Mr. Rogers, 19,424; Mr. Schroeder, 9,332; Mr. Stott, 6,250; and Mr. Wayman, 14,301. Dr. Kennedy’s total stock option balance includes 26,000 options awarded to him in March 2004 during his tenure as interim Chief Executive Officer.

(6)	The Company does not maintain any non-equity incentive compensation plans for non-employee directors.

(7)	Amounts shown in this column reflect above-market interest on deferred compensation account balances. The Company does not maintain any pension or other retirement plan for non-employee directors.

(8)	Includes $5,700 ($407 per director) for the annual insurance premium paid for all directors; contributions of $5,000 each made to accredited colleges or universities on behalf of Admiral Mauz, Dr. Kennedy, and Messrs. Jaunich, Pope, Rogers, Schroeder and Stott under the Company’s education matching gifts program; and dividends paid on unvested restricted stock, as follows: Mr. Anton, $1,859; Mr. Corbin, $1,597; Mrs. Gill, $2,203; Mr. Jaunich, $2,203; Dr. Kennedy, $8,750; Admiral Mauz, $1,597; Mr. Murray, $1,454; Mr. Pope, $2,615; Mr. Rogers, $1,454; Mr. Schroeder, $1,454; Mr. Stott, $2,183; Mr. Wayman, $2,203; and Dr. White, $1,171.

Each non-employee member of the Board of Directors receives an annual cash retainer of $70,000. The Chairman of the Board of Directors receives an additional annual cash retainer in recognition of his increased responsibilities and time commitment as Chair. In 2007, Dr. Kennedy received an additional annualized retainer of $162,500 as compensation for his service as Chairman of the Board. In addition to the annual cash retainers, the chair of the Company’s Audit Committee also receives an annual chair cash retainer of $15,000, and the chairs of the Compensation, Director Affairs and Finance Committees each receive an annual chair cash retainer of $8,000. Each member of the Audit Committee, other than the chair, also receives a committee retainer of $5,000. Each of the retainers described above are payable quarterly in arrears. Directors do not receive any fees for attending Board or Committee meetings.

Directors may elect to defer payment of their fees under the Company’s deferred compensation plans for directors. Payment of any deferred compensation account balances will be paid in a lump sum or in installments beginning no later than the year following the director’s final year on the Board. In 2007 (as in previous years), interest was credited quarterly to amounts deferred at the Bank of America prime rate and, as a result, in 2007, Dr. Kennedy and Mr. Rogers earned $2,920 and $18,351, respectively, in interest on their deferred account balances above 120% of the applicable federal rate. The Company’s deferred compensation plans for directors provide that balances on amounts deferred in 2007 and subsequent years are not credited with a fixed rate of interest but instead fluctuate based on the value on one of more funds selected by the director from a list of available funds. In addition, directors may elect to have some or all of their pre-2007 account balances treated in the same manner as post-2006 deferrals. Directors may also elect to convert some or all of their deferred compensation account balances into phantom stock units that track the performance of the Company’s common stock.

In 2006, director compensation was revised to provide that each director also receives grants of restricted stock having a specified notional value for each year of the director’s three-year term. The notional value was increased to $85,000 per year (from $65,000) effective with grants made in April 2007. Except during a transition period, each director receives a grant of restricted stock in the year that the director is elected or re-elected to the Board and does not receive a restricted stock grant under this program in the subsequent two years. The value at the time of grant is equal to three times the specified annual notional value, so that directors elected or re-elected to the Board will receive grants with a value at the time of grant of $255,000 (three times $85,000). The number of shares of restricted stock in each grant is determined by dividing the notional value of the grant by the closing price of the Company’s common stock on the grant date, with any fractional shares paid in cash. Each such grant of restricted stock is made in April (following election or re-election to the Board) and vests one-third per year, commencing on the first anniversary of the grant, or earlier upon the occurrence of certain events such as death, disability, retirement or a change in control. In April 2007, the four Class I directors elected or re-elected to the Board received grants with a notional value of $255,000 at the time of grant. Each of the other directors received a transition grant to reflect the increase in notional value from $65,000 to $85,000 per year. The four Class II directors received transition grants with a notional value of $20,000 at the time of grant; and the five Class III directors received transition grants with a notional value of $40,000 at the time of grant.

Directors are also provided with certain insurance coverage and, in addition, are reimbursed for travel expenses incurred for attending Board and Committee meetings. The Company also maintains an Education Matching Gifts Program, pursuant to which the Company will match donations made to an accredited college or university by executives, certain other employees or members of the Company’s Board of Directors. The matching contributions made by the Company in any year on behalf of any executive, employee or Board member are limited to $5,000.

COMPENSATION OF EXECUTIVE OFFICERS

I.    COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis describes the Company’s executive compensation program objectives, policies and procedures as in effect for the 2007 fiscal year.

Objectives and Program Design Features

The Company’s Compensation Committee has adopted the following philosophy regarding the Company’s executive compensation program:

The objective is to provide a target opportunity for total direct compensation between the 50th and 75th percentiles of compensation packages provided to employees with similar responsibilities at comparable companies either in our industry or with similar financial characteristics. Variations to this objective may occur based on individual and market factors.

Performance-based awards should comprise a significant portion of the total direct compensation paid to executives and should correlate to overall financial performance and company objectives. As responsibilities increase, the portion of executives’ total direct compensation delivered in long-term incentives also increases.

“Total direct compensation” refers to annual base salary, short-term incentive compensation opportunities and long-term compensation opportunities.

In addition, the Compensation Committee also seeks to:

•	promote internal pay equity by providing comparable incentive compensation opportunities to executives within a given executive grade level;

•

encourage sustained performance over time and promote executive retention, by providing for long-term compensation opportunities that comprise a significantly larger percentage of total direct compensation than short-term incentive compensation opportunities; and

•

provide competitive post-employment compensation and perquisites, in addition to total direct compensation, so that the total compensation provided to executives compares reasonably to the total compensation provided to other executives at comparable companies.

The executive compensation program that has been implemented to further these objectives is described below under “Overview of Executive Compensation Program; Components of Compensation.”

The targeting of total direct compensation generally between the 50th and 75th percentile reflects the Compensation Committee’s view that the performance of the Company’s business units generally is above median when compared against companies engaged in similar businesses and when measured over time so as to reflect the cyclical nature of the businesses. By targeting above-median compensation, the Compensation Committee rewards executives for this performance, creates an incentive for continued superior performance and promotes recruitment and retention of highly-talented executives. The Compensation Committee’s analysis of total direct compensation in relation to compensation provided to executives at other companies is discussed below under “Comparative Market Data.”

Overview of Executive Compensation Program; Components of Compensation

The discussion that follows is intended to provide an overview of the Company’s executive compensation program and to describe how the program has been structured to provide compensation in a manner that promotes the Company’s objectives described above. For analysis of the 2007 compensation provided to each of the Named Executives, see “2007 Compensation of Named Executives” below.

The components of Con-way’s executive compensation program for 2007 and the purpose of each component are shown in the table below.

Compensation Component	Purpose	Form

A. Total Direct Compensation

1. Base salary	Fixed component of pay that is competitive for each executive position	Cash

2. Short-term incentive compensation opportunities	Variable component of pay intended to motivate and to reward the executive’s contribution to achieving the Company’s short-term objectives	Cash

3. Long-term incentive compensation opportunities	Variable component of pay intended to motivate and to reward the executive’s contribution to achieving the Company’s long-term objectives and to promote executive retention	Cash, stock options, performance share plan units

B. Post-Employment Compensation

1. Retirement, death and disability benefits

Fixed component of pay intended to provide opportunity to accrue benefits for retirement (pension, 401(k) and deferred compensation plans) and to protect against catastrophic events (death and disability benefits)

Cash, Company-paid benefits

2. Severance payments and benefits upon a change in control

Contingent component of pay which executives are eligible to receive in connection with a change-in-control. Program promotes the important Company objectives of achieving optimal shareholder value and maintaining continuity of management prior to and during an actual or potential change-in-control event

Cash, Company-paid benefits, early vesting of equity and other awards

3. Other severance payments and benefits	Contingent component of pay which the Company, in its discretion, may elect to provide to a departing executive who is being involuntarily terminated for reasons other than cause	Cash, Company-paid benefits

Compensation Component	Purpose	Form
C. Perquisites	Fixed component of pay intended to provide competitive executive benefits	Paid benefits, including Company car, education matching gifts, executive physical, allowances for tax preparation and estate and financial planning, relocation assistance

D. Special Awards	Variable component of pay intended to promote retention of key executives and/or to reward exceptional individual performance	Cash, stock options, restricted stock

A. Total Direct Compensation

The Company’s basic structure, described below, for providing total direct compensation to the Named Executives has been in place since 1998. The Compensation Committee annually assesses the competitiveness of the total direct compensation provided to the Named Executives using comparative market data provided by an independent compensation consultant (see “Comparative Market Data” below), and has concluded that the structure implemented by the Company provides competitive total direct compensation. The 2007 total direct compensation of the Named Executives was based on this structure and is described below under “2007 Compensation of Named Executives.”

Under the structure, annual base salaries are first set. Then, the dollar values of short-term and long-term incentive compensation opportunities, at target performance levels, are determined based on specified percentages of base salary. The percentages that apply to the Named Executives are shown in the table below.

Incentive Compensation Opportunities as a Percentage of Base Salary*

Executive Grade Level	Short-Term Incentive Compensation Opportunity at Target (as a percentage of base salary)	Long-term Incentive Compensation Opportunity at Target (as a percentage of base salary)	Percentage of Total Direct Compensation at Target which is “At Risk”
Level 1 (President and Chief Executive Officer)	100%	400%	83%
Level 2 (5 officers, including all Named Executives other than CEO)	75%	225%	75%

*	The Compensation Committee has determined that the percentages shown in the table are in line with comparative market data. See “Comparative Market Data” below.

A similar structure is used for Company executives at lower levels, although the multiples of annual base salary and the percentage of total direct compensation “at risk” for those executives are lower than those shown in the table above for Level 1 and Level 2 executives.

This structure furthers the objectives of the Company’s executive compensation program by providing for:

•	a significant percentage of total direct compensation in the form of “at risk” incentive compensation opportunities;

•	the percentage of total direct compensation that is “at risk” to be higher for executives holding more senior positions within the Company; and

•

long-term incentive compensation opportunities to constitute a much greater proportion of total direct compensation than short-term compensation opportunities, thereby encouraging sustained performance over time and promoting executive retention.

The structure also promotes internal pay equity by providing each executive within a given executive grade level with target short-term and long-term incentive compensation opportunities based on the same percentages of base salary. As a result, these executives receive comparable, but not identical, incentive compensation opportunities (since executives within a given executive grade level may receive different base salaries).

Base Salary

The annual base salaries approved by the Compensation Committee typically reflect increases designed to bring executives’ salaries in line with comparative market data. However, increases may also take into account other factors, such as the individual performances of the executives and the executives’ relative levels of responsibility and relative potential to affect business results. The Compensation Committee’s analysis of the annual base salaries paid to Named Executives in 2007 is discussed under “2007 Compensation of Named Executives” below.

Short-Term Incentive Compensation Opportunities

Short-term incentive compensation opportunities are provided to executives through the Company’s annual incentive compensation program, which is part of a broader program in which most Company employees participate.

Annual incentive compensation awards typically are based on the short-term business objectives of the business unit(s) for which the executive is responsible, since the executive’s actions most directly affect the performance of that unit or units. This was the case for 2007, in which the awards provided to the Chief Executive Officer, Chief Financial Officer and General Counsel were based on the short-term business objectives of the Company as a whole and the awards provided to Named Executives employed by the Company’s operating business units were based on the short-term business objectives of their operating business units. However, as discussed below under “2007 Compensation of Named Executives,” the objectives applicable to Mr. Labrie’s 2007 award were revised following his appointment as President of Con-way Freight in July 2007.

For each annual incentive compensation award, the Compensation Committee approves the performance metrics that will be measured and also approves the specific numerical performance goals that govern the level of payout. Numerical performance goals are set for threshold, interim, target and maximum performance levels. The table below shows the payouts received at each performance level:

Performance Level	Payout
Less than threshold	0
Interim	Interim amount*
Target	Target amount**
At or above maximum	200% of target amount

*	The Compensation Committee sets the interim payout at an amount between zero and the target payout, based on its assessment of the difficulty of achieving the specified performance goals.

**	For each Named Executive, the target payout is equal to the percentage of annual base salary shown in the “Incentive Compensation Opportunities as a Percentage of Base Salary” table above.

For performance levels between threshold and interim, interim and target, or target and maximum, the actual payout is determined by interpolation. The maximum payout that an executive can receive is 200% of the target payout.

Named Executives and other policy-making executive officers of the Company are required to repay overpayments of awards in the event of fraud, or in the event of financial statement restatement occurring within one year following the award payment. To date, the Company has not had any occasion to consider seeking recovery from its executives of performance award overpayments.

For a discussion of how performance goals are set, see “Setting Performance Goals for Incentive Compensation Awards” below. For a discussion of the performance goals applicable to the 2007 short-term incentive compensation awards granted to each of the Named Executives, as well as 2007 actual performance relative to those goals, see “2007 Compensation of Named Executives” below.

Long-Term Incentive Compensation Opportunities

The total dollar values of long-term incentive compensation opportunities for the Named Executives, at target performance levels, are determined based on the multiples of annual base salary shown in the “Incentive Compensation Opportunities as a Percentage of Base Salary” table above. The total opportunity is then provided to executives through different types of awards—stock option awards and other types of awards that have varied over time. The table below shows how these opportunities were provided in each of the years from 2005 through 2007:

Long-term Incentive Compensation Opportunities

Year	50% of opportunity	50% of opportunity
2005	Stock option award	Value Management Plan award
2006	Stock option award	Value Management Plan award
2007	Stock option award	Performance share plan unit award

The historical 50%—50% allocation between stock option awards and other long-term incentive awards is intended to put equal emphasis on shareholder value and operating performance for all executives. By receiving a significant portion of their long-term incentive compensation opportunity in the form of Company stock options, executives have a direct and meaningful incentive to improve the Company’s results of operations and prospects so as to increase the Company’s stock price. However, executives must achieve specified operating performance objectives in order to receive payouts on the other long-term incentive awards, irrespective of stock price movement.

Stock Option Awards:

Annual stock option grants to the Named Executives are approved by the Compensation Committee, are granted at fair market value and have a term of ten years. The 2007 stock option grants to the Named Executives are discussed below under “2007 Compensation of Named Executives.”

The Compensation Committee typically approves schedules of meetings for the upcoming two years. Each schedule of meetings includes a meeting at which annual stock option grants and the other elements of total direct compensation will be approved. The Compensation Committee does not select or revise the meeting date at which it grants stock options in coordination with the release of material non-public information. To our knowledge, no Company stock options have ever been backdated, nor has the exercise price of any outstanding option ever been lowered (other than as part of an equitable adjustment, such as the adjustment that was made when the Company completed the spin-off of Consolidated Freightways Corporation to shareholders in 1996).

Value Management Plan Awards:

Value Management Plan awards measure performance over a three-year cycle, with two-thirds of the award based on a matrix or matrices consisting of “EBITDA” (earnings before interest, taxes, depreciation and amortization) and “ROCE” (return on capital employed) and one-third based on Total Shareholder Return (“TSR”) relative to peer group companies (“relative TSR”). Value Management Plan awards are payable in cash.

Value Management Plan awards were granted each year from 2000 through 2006. The 2005—2007 award cycle ended at the end of 2007, so the award for the 2006—2008 award cycle is the only Value Management Plan award that remains outstanding.

The Compensation Committee approved EBITDA and ROCE as performance goal metrics for Value Management Plan awards because these metrics:

•	reflected meaningful Company goals that were indicative of successful Company performance, with an emphasis on growth and efficient use of capital; and

•	were key financial indicators that are closely followed by the Company’s shareholders.

The two-thirds portion of the Value Management Plan awards granted to the Named Executives employed by the parent Company are based on EBITDA and ROCE of the Company as a whole, since their actions most directly affect the performance of the Company. For Named Executives employed by the Company’s business units, the two-thirds portion of the Value Management Plan awards are typically based in part on EBITDA and ROCE of the operating business unit and in part on EBITDA and ROCE of the Company as a whole. The Compensation Committee’s goal in tying a portion of those awards to EBITDA and ROCE of the Company is to create an incentive for those Named Executives to consider the impact of their business decisions not only on the results of operations of their operating business unit but also on the Company as a whole.

TSR combines share price appreciation and dividends paid to show the total return to the shareholder and is used to compare the performance of different companies’ shares over time. Relative TSR was selected as a performance goal metric to make a portion of the Value Management Plan award dependent on Company performance relative to that of other companies in the transportation industry, rather than performance based on Company-specific metrics such as EBITDA and ROCE. For all executives, the relative TSR portion of the award is based upon the TSR of the Company in comparison to the TSR of the companies that were in the Dow Jones Transportation Average for the entire three-year cycle.

For each Value Management Plan award, the Compensation Committee approved EBITDA/ROCE matrices and a TSR matrix that specify the specific numerical goals that govern the level of payout. Based on the matrices, executives may receive payouts ranging from 0% of target payouts (for performance below specified threshold levels) to 200% of target payouts (for performance at or above specified maximum levels).

For a discussion of how performance goals are set, see “Setting Performance Goals for Incentive Compensation Awards” below. For a discussion of the performance goals applicable to the Value Management Plan awards granted to each of the Named Executives for the 2005—2007 cycle (along with 2005 – 2007 actual performance relative to those goals), see “2007 Compensation of Named Executives” below.

The Company’s Value Management Plan requires the Company’s policy-making executive officers to repay overpayments of awards in the event of fraud, or in the event of financial statement restatement occurring within one year following the award payment. To date, the Company has not had any occasion to consider seeking recovery from its executives of performance award overpayments.

Performance Share Plan Unit Awards:

Performance Share Plan Unit awards measure performance over a three-year cycle and are payable in Company stock. These awards were made to executives for the first time in 2007 for the period 2007—2009.

The Company proposed, and the Compensation Committee approved, the switch from Value Management Plan awards to Performance Share Plan Unit awards in 2007 because:

•

as performance improves, not only do Company executives earn more Performance Share Plan Units, but also the value of the shares of Company stock received upon vesting of the Performance Share Plan Units is likely to increase, providing even more incentive for executives; and

•

the Performance Share Plan Unit awards enjoy more favorable accounting treatment through the recognition of expense based on the stock price at the time awards were made and the ability to reverse expense to the extent that the units in fact do not vest.

The performance goals for all Performance Share Plan Unit awards granted to executives in 2007 are based on revenue growth of the Company as a whole, with a profitability limiter. These performance metrics were chosen to encourage all Named Executives to work together to achieve revenue growth that delivers desired levels of profit. The profitability limiter reduces the amount of the award payout that would otherwise be made based on revenue growth if specified levels of profitability are not achieved.

The Compensation Committee approved the specific numerical performance goals that govern the level of payout. Numerical performance goals are set for threshold, target and maximum performance levels. The table below shows the payouts received at each performance level:

Performance Level	Payout
Less than threshold	0
Target	Target amount *
At or above maximum	200% of target amount

*	For 2007, the target payout for each Named Executive is equal to 50% of the executive’s long-term incentive compensation opportunity (see “Long-Term Incentive Compensative Opportunities” above).

For performance levels between threshold and target or between target and maximum, the actual payout is determined by interpolation. The maximum payout that an executive can receive is 200% of the target payout.

For a discussion of how performance goals are set, see “Setting Performance Goals for Incentive Compensation Awards” below. For a discussion of the performance goals applicable to the Performance Share Plan Units granted to each of the Named Executives for the 2007—2009 cycle, see “2007 Compensation of Named Executives” below.

Role of Chief Executive Officer in Setting Total Direct Compensation

The role of the Chief Executive Officer in setting total direct compensation is discussed above under “Standing Committees—Compensation Committee.”

Setting Performance Goals for Incentive Compensation Awards

Short-term incentive compensation opportunities typically are tied to projected performance as reflected in the one-year financial plans developed by the Company and its business units. Similarly, long-term incentive compensation awards (that is, Value Management Plan awards and Performance Share Plan Unit awards) typically are tied to projected performance as reflected in the Company’s three-year financial plan. The Compensation Committee typically does not consider historical analyses that attempt to correlate performance goals established in prior years with actual payouts in those years and did not do so when establishing performance goals in 2007.

In evaluating the financial plans, among the factors the Compensation Committee considers are market conditions, the business cycle and operating plan priorities. It also tries to gauge the relative degree of difficulty the Company and its business units will face in meeting the financial plans. The Compensation Committee also discusses the financial plans with the Chief Executive Officer and takes into consideration his recommended performance goals for threshold, interim, target and maximum payouts. Based on its independent assessment of all of these factors, the Compensation Committee sets the numerical performance goals for the short-term and long-term incentive compensation awards. Historically (including for fiscal year 2007), performance goals for short-term incentive compensation have been set as “stretch” goals so that executives receive target payouts only if actual performance exceeds expected performance as reflected in the Company’s one-year financial plan. Long-term incentive compensation awards measure performance over a sustained period, and the performance goals for these types of awards (including the long-term goals for the 2007—2009 cycle) typically have been set so that target payouts are earned if the Company meets the three-year financial plan approved at the beginning of the cycle.

Stock Ownership Guidelines; Hedging; Pledges of Stock

The Company believes that its top executives should have a meaningful stake in the risks and rewards of long-term ownership of the Company. To this end, the Company has established stock ownership guidelines for its top three levels of executive officers, which currently includes a total of 12 executive officers. The following guidelines identify levels of ownership, expressed as a multiple of each executive’s base salary:

Executive Officers	Guideline (as a multiple of base salary)
Level 1 Officer (Chief Executive Officer)	5
Level 2 Officers (Chief Financial Officer, General Counsel, business unit heads) (5 in total)	3
Level 3 Officers (6 in total)	1

To determine compliance with these guidelines, ownership interests are valued as follows:

Common shares held directly or indirectly	Full value
Phantom stock units held in Deferred Compensation Plan	Full value
Common shares and preferred shares (on an as converted basis) held in 401(k) plan	Full value
Vested in-the-money stock options	50% of value
Unvested restricted stock	50% of value

Executives receive no credit for Performance Share Plan Units unless and until the Units vest and are paid in Company stock. Each Level 1 and Level 2 officer is expected to be in compliance with the stock ownership guidelines by the fifth anniversary of the date of promotion to his or her current position. All current Level 3 officers are expected to be in compliance with the stock ownership guidelines by December 31, 2011.

Company policy prohibits short sales of Company stock and other similar transactions that could be used to hedge the economic risk of the ownership of Company stock. The Company does not impose restrictions on the pledging of Company stock by executives. However, as noted in the footnotes to the Stock Ownership Table above, no Named Executive currently has pledged any shares of which he or she is the beneficial owner.

Tax and Accounting Considerations

Federal tax law limits the deductibility by the Company of “non-performance based compensation” paid to the Chief Executive Officer and the three other most highly compensated executives, other than the Chef Financial Officer (the “covered employees”). All amounts of non-performance based compensation in excess of the annual statutory maximum of $1 million per covered employee are not deductible. The Company’s general policy is, where feasible, to structure incentive compensation paid to the covered employees so as to qualify as “performance-based compensation,” which is exempt from the $1 million annual cap and thus is deductible for federal income tax purposes. However, there may be circumstances where portions of a covered employee’s compensation will not be deductible. In 2007, approximately $761,000 of Mr. Stotlar’s compensation was not deductible, primarily due to the 2007 time-based vesting of 17,896 shares of restricted stock that were granted to him in 2004 and 2005.

The Company did not revise its executive compensation practices relating to equity awards in 2007 in response to changes in accounting rules pursuant to FAS 123R. However, as discussed under “Long-term Incentive Compensation Opportunities, Performance Share Plan Units” above, in 2007 the Company did elect to provide 50% of each executive’s long-term incentive compensation opportunity in the form of Performance Share Plan Unit awards rather than Value Management Plan awards. This was done in part because the Performance Share Plan Units enjoy more favorable accounting treatment.

B.	Post-Employment Compensation

Executives are entitled to receive post-employment compensation in the form of (i) retirement, death and disability benefits, (ii) deferred compensation account balances (for those executives who elect to participate in the Company’s deferred compensation plans) and (iii) contingent payments and benefits that are available only in connection with a change-in-control. In addition, in its discretion the Company may elect to provide severance benefits to an executive who is being involuntarily terminated for reasons other than cause.

Post-employment compensation is made available under plans that either set the levels of compensation or include formulas that set the levels of compensation. Although the Compensation Committee periodically reviews the terms of these plans and reassesses the competitiveness of the compensation provided under the plans, the Compensation Committee does not annually approve the compensation paid to Named Executives under the plans.

Retirement, Death and Disability Benefits

The Company maintains defined benefit pension plans and 401(k) plans to provide employees with an opportunity to accumulate benefits for retirement. These plans are not limited to executives as most Company employees are eligible to participate in these plans.

In 2006, the Company decided to make certain changes to its retirement benefit programs, effective January 1, 2007. The changes de-emphasized the defined benefit pension plans by providing that credited service would no longer accrue after December 31, 2006, and that employees joining the Company after December 31, 2005 would not be eligible to participate in the defined benefit pension plans. At the same time, the changes put additional emphasis on the Con-way Retirement Savings Plan (the Company’s 401(k) plan) by increasing Company matching contributions and introducing Company basic and transition contributions.

Employees of the Company (including the Named Executives) who are subject to federal tax law limits on the compensation that can be taken into account for the defined benefit pension plans and 401(k) plans also participate in non-qualified supplemental plans maintained by the Company. Plan participants receive benefits under the supplemental plans that they would have received under the defined benefit pension plans and 401(k) plans if not for the federal tax law limits, and do not receive credit for additional service time or other incremental benefits under the supplemental plans. The Company maintains the supplemental plans in order to provide competitive post-retirement benefits to the Company’s executives.

For additional information regarding the pension benefits available to the Named Executives, see the “2007 Pension Benefits” table below and the narrative that follows that table, and for additional information regarding Company contributions to the 401(k) accounts of the Named Executives, see the Summary Compensation Table and accompanying footnotes.

In addition, the Company provides death and disability benefits designed to protect all employees (not just executives) from catastrophic loss.

Deferred Compensation Account Balances

The Company maintains deferred compensation plans for eligible highly compensated key employees (currently, employees at director-level and above with annual base salaries of at least $125,000) to provide an additional tax-deferred vehicle to save for retirement. The Company does not make contributions to the deferred compensation plans on behalf of executives or other participants in the plans. The Company’s obligation to pay deferred compensation account balances is unsecured. For additional information regarding the deferred compensation accounts of the Named Executives, see the “2007 Nonqualified Deferred Compensation” table below.

Severance Payments; Contingent Payments and Benefits Available in Connection with a Change-in-Control

Severance Payments (Other Than In Connection with a Change in Control):

The Company does not have employment agreements or any other formal arrangements that provide for the payment of severance benefits to the Named Executives, other than in connection with a change in control (discussed below). However, the Compensation Committee believes that it is important to engender loyalty to, and productive employment tenure with, the Company by its executives. As a result, when the Company decides to change either the structure or staffing of its executive organization, and such changes affect a Named Executive, the Compensation Committee may in its discretion approve a severance agreement with the Named Executive. In doing so, the Compensation Committee considers the tenure and contributions of the Named Executive, including his or her prospective contributions in assisting the Company in making the organizational transition, in determining an appropriate level of severance to be paid to the Named Executive. In 2007, the Company entered into a severance agreement with David S. McClimon, which is described below in “2007 Compensation of Named Executives.”

Severance Payments In Connection with a Change-in-Control:

The Compensation Committee has approved an executive severance program which provides certain benefits in connection with a change in control. This program recognizes the significant distraction that can arise from a possible sale or other disposition of the Company or a business unit and thus provides incentives for executives to:

•	remain in the employ of the Company;

•	remain focused on their work; and

•	act in the best interest of the Company and use their best efforts to complete a proposed change in control transaction that the Board has determined is in the best interests of shareholders.

These incentives include the following:

•	severance benefits which are payable only if there is both a change in control and a termination of employment (a so-called “double trigger”); and

•

early vesting of long-term incentive compensation awards as follows: (i) all unvested stock options and unvested shares of restricted stock vest upon a change in control, (ii) a pro rata portion (based on number of months elapsed in the 36-month cycle) of the target number of Performance Share Plan Units granted in 2007 vest upon a change in control, and (iii) all outstanding Value Management Plan awards vest upon a change in control, with payouts determined based on performance through the end of the calendar month preceding the date of the change in control.

Under the Company’s executive severance program, each of the Named Executives (other than Mr. McClimon, see “2007 Compensation of Named Executives—Severance Arrangements with David S. McClimon” below), as well as other executives in executive grades levels 2 and 3, have individual change in control severance agreements with the Company. Executives at executive grade levels 4 through 6 are eligible to receive benefits under change in control severance plans maintained by the Company. The types and levels of severance benefits vary depending upon the grade level of the executive. The table below shows the benefits available to the Named Executives and other Company executives:

Executive Grade Level	$ (as a multiple of base salary)	$ (as a multiple of target annual incentive compensation opportunity)	Duration of Health and Other Benefits	Out- placement Services	IRC Section 280G Tax Gross-up
Levels 1 & 2*	3x	3x	3 years	Yes	Yes
Level 3**	2x	2x	2 years	Yes	Yes
Levels 4—6***	1x	1x	1 year	Yes	No

*	Includes all Named Executives

**	Currently 6 Company executives

***	Currently 51 Company executives

The payment and benefit levels shown in the table above were established based on comparative market data provided by an independent compensation consultant retained by the Compensation Committee and are periodically reviewed by the Compensation Committee to reassess the competitiveness of the benefits offered. In connection with such an assessment that was completed in 2007 based on an analysis performed by Hewitt Associates, LLP, the Compensation Committee determined that on a going forward basis new executives at executive grade level 2 will be eligible to receive only the same level of benefits as Company executives at executive grade level 3. As a matter of fairness, current executive grade level 2 executives will continue to be eligible to receive the higher level of benefits called for in their existing severance agreements with the Company.

To ensure that the Company’s severance program remains competitive and has its intended effect of retaining executives through an actual or potential change in control event, the Company provides for a gross-up for Section 280G excise taxes to be available to the Named Executives and other executives within executive grade levels 1 through 3. The gross-up is most likely to apply to executives who have been promoted into their current positions but have not served in those positions for a substantial period of time, and are therefore more likely to be subject to the excise tax, since their five-year average W-2 income is likely to be significantly lower than their current annual income.

Additional information regarding the Company’s executive severance program, as well as a table showing the payments and benefits, expressed in dollars, that the Named Executives would have been eligible to receive under the severance program if a change-in-control had occurred on December 31, 2007, can be found under “Other Potential Post-Employment Payments” below. For the Compensation Committee’s analysis of the severance benefits available to the Named Executives in 2007, see “2007 Compensation of Named Executives” below.

C.	Perquisites

In 2007, executive perquisites consisted of use of a Company car, a Company-paid physical examination, allowances for tax preparation and estate and financial planning, long-term care insurance benefits, relocation assistance, an education matching gift program, and airline club memberships. For further information regarding the perquisites actually received by the Named Executives in 2007, see the Summary Compensation Table and accompanying footnotes, and “2007 Compensation of Named Executives” below.

D.	Special Awards

The most common form of special award granted by the Company is restricted stock, which periodically has been granted to executives for retention purposes. The Company also sometimes pays discretionary cash bonuses to selected executives to reward them for extraordinary individual performance.

In addition to awards of restricted stock and discretionary cash bonuses, from time to time the Company grants special stock option or other long-term incentive awards to selected executives upon hiring or promotion, for retention purposes, or in recognition of individual performance. Any special cash bonuses and special stock option awards and other long-term incentive compensation awards that are made to Named Executives are made by the Compensation Committee. For further information regarding special awards received by the Named Executives in 2007, see the Summary Compensation Table and accompanying footnotes, and “2007 Compensation of Named Executives” below.

The Compensation Committee has delegated to the Employee Recognition Committee, a committee made up of the Chief Executive Officer, the Chief Financial Officer and the General Counsel, the authority to award special cash bonuses and to grant special stock option awards and other long-term incentive compensation awards, subject to specified limitations. (See “Standing Committees - Compensation Committee” above). However, the Employee Recognition Committee does not have authority to award bonuses to or to grant option awards and other long-term incentive compensation awards to members of that committee, to direct reports to the Chief Executive Officer, or to other policy-making officers, so the Employee Recognition Committee cannot make awards to any of the Named Executives.

Role of Compensation Consultants

Each year the Compensation Committee considers competitive market data to assess whether the total direct compensation provided to Company executives compares reasonably to the total direct compensation provided to executives at other companies. The Compensation Committee engages an independent compensation consultant to provide comparative market data and to assist the Compensation Committee in its assessment of total direct compensation.

For 2007 the Compensation Committee retained Hewitt Associates, LLP as its independent compensation consultant. At the Compensation Committee’s request, Hewitt:

•	recommended the companies to be included in the “Focused Group” described below under “Comparative Market Data;”

•

provided comparative market data for the companies in the Focused Group, as well as for the companies in the Dow Jones Transportation Average and in general industry (excluding financial services companies);

•	provided the Compensation Committee with its analysis of the Company’s total direct compensation and its change in control program, in each case in relation to the comparative market data; and

•

advised the Compensation Committee regarding the type of long-term incentive compensation award to use in 2007 in place of the Value Management Plan award and provided its recommendation of the structure of the Performance Share Plan Unit awards that were included as part of 2007 executive compensation.

Except as described above, Hewitt had no role in recommending or determining the 2007 compensation of the Company’s executives.

In addition to the executive compensation consulting services provided to the Compensation Committee, in 2007 Hewitt provided director compensation consulting services to the Director Affairs Committee of the Board of Directors, as well as audit services for one of the Company’s benefit plans for which Hewitt received approximately $45,000 in fees. On an ongoing basis, Hewitt is expected to provide only the executive and director compensation consulting services described above.

Besides retaining an independent compensation consultant to assist the Compensation Committee in its assessment of total direct compensation, periodically the Compensation Committee engages a compensation consultant to assist it with reviewing elements of post-employment compensation provided to executives. For example, in 2006, the Company retained Mercer Human Resources Consulting to review the Company’s retirement programs and recommend changes to the Company’s pension and 401(k) plans. Except for Hewitt Associates, LLP (which reviewed the Company’s change in control program in 2007), no compensation consultants were engaged in 2007 with respect to post-employment compensation.

Comparative Market Data

Given its size and the mix of services that it offers, the Company does not have many comparable industry peers against which to compare executive compensation. As a result, for 2007 compensation, the Compensation Committee instructed its compensation consultant, Hewitt Associates, LLP, to provide multiple sources of comparative market data against which to compare the total direct compensation that the Company provides to the Named Executives. These sources are:

Dow Jones Transportation Average

The Dow Jones Transportation Average is a stock market index that has existed for over one hundred years. Constituent companies include airlines, railroads and other companies from the transportation industry. At the time 2007 compensation was being considered, the following companies were members of the Dow Jones Transportation Average: Alexander & Baldwin, Inc., AMR Corp., Burlington Northern Santa Fe Corp., C.H. Robinson Worldwide Inc., Continental Airlines, Inc., Con-way Inc., CSX Corp., Expeditors International of Washington, Inc., FedEx Corporation, GATX Corp., J.B. Hunt Transport Services Inc., Jetblue Airways Corporation, Landstar System Inc., Norfolk Southern Corp., Overseas Shipholding Group Inc., Ryder System, Inc., Southwest Airlines Co., Union Pacific Corp., United Parcel Service Inc. and YRC Worldwide Inc.

Focused Group

The Compensation Committee asked Hewitt to suggest a focused group of companies based on types of services provided, relative size and possible competition for executive talent. The ten companies identified by Hewitt are shown in the table below. For purposes of comparison, the Company is also included in the table:

Company Name	Types of Services Provided	Revenue (billions)*	Market Capitalization (billions)**
C.H. Robinson Worldwide Inc.	Brokerage	$5.7	$7.7
EGL Inc.	Freight forwarding	$3.1	$1.3
Expeditors International of Washington Inc.	Freight forwarding	$3.9	$9.6
J.B. Hunt Transport Services, Inc.	Truckload; intermodal	$3.1	$3.2
Landstar System Inc.	Truckload; brokerage	$2.5	$2.6
Ryder System Inc.	Leasing; contract logistics	$5.7	$3.2
Swift Transportation Co Inc.	Truckload	$3.2	$2.1
UTI Worldwide Inc.	Freight forwarding; contract logistics	$2.8	$2.9
Werner Enterprises Inc.	Truckload	$2.0	$1.4
YRC Worldwide Inc.	Less-than-truckload	$8.7	$2.2
Con-way Inc.	Less-than-truckload; truckload; contract logistics	$4.2	$2.2

*	Revenues are for calendar year 2006.

**	Market capitalizations are as of December 2006.

General Industry Survey Data

Survey data was also provided from Hewitt’s Total Compensation Measurement survey for companies from general industry (other than financial services) of the same relative size as the Company. Financial services companies were not considered because the pay structure of those companies differs materially from that of the Company and because the Company does not compete with financial services companies for executive talent. For 2007 compensation, companies with revenues between $1 billion and $10 billion were included. By using this range, the compensation consultant was able to generate a substantially larger pool of comparative market data than was available using the Dow Jones Transportation Average and the Focused Group described above. Comparative market data from a total of 186 companies was considered. The names of the companies are shown on Appendix A to this Proxy Statement.

Use of Comparative Market Data

In assessing whether the total direct compensation provided to the Company’s Named Executives compares reasonably to the comparative market data, the Compensation Committee considers the short-term and long-term incentive compensation payouts that the executive would receive at target performance levels.

As discussed above under “Objectives and Program Design Features,” the Compensation Committee’s objective is to provide a target opportunity for total direct compensation that is between the 50th and 75th percentiles of the total direct compensation of comparable executives at comparable companies. However, the Compensation Committee does not engage in strict quantitative benchmarking against the comparative market data using objective guidelines or formulae. As discussed above, the Company does not have many comparable industry peers against which to compare executive compensation, and consequently uses three different sources of comparative market data. In any given year, the total direct compensation for a Named Executive, when measured against the three different sources of comparative market data, is likely to produce three different percentile rankings, one or more of which may fall outside the targeted 50th to 75th percentile range.

As a result, the Compensation Committee uses the comparative market data as a starting point and relies on its collective judgment when setting Named Executive compensation. The Compensation Committee takes into consideration challenges confronting the Company, advice from the independent compensation consultant, information provided by the Company and the recommendations of the Chief Executive Officer. The Compensation Committee also uses subjective information when considering the credentials, length of service, experience, consistent performance, and available competitive alternatives of our executive officers. We believe that the Compensation Committee is in a unique position, with its knowledge of Company circumstances, the characteristics of the executive team, and the market data provided by the consultant, to use its judgment in setting pay levels.

2007 Compensation of Named Executives

The discussion that follows summarizes the 2007 compensation of the Company’s Named Executives and the Compensation Committee’s analysis of that compensation. For an overview of the Company’s executive compensation program and a description of how the program has been structured to provide compensation in a manner that promotes the Company’s objectives, see “Overview of Executive Compensation Program; Components of Compensation” above. For a discussion of the process used by the Compensation Committee in assessing whether the total direct compensation compares reasonably to comparative market data, see “Comparative Market Data” above.

Overview

The total direct compensation provided to Named Executives in 2007 was based on the Company’s executive compensation structure described above under “Overview of Executive Compensation Program; Components of Compensation,” with each Named Executive receiving target short-term and long-term incentive compensation opportunities having values equal to specified percentages of annual base salary. The Compensation Committee, in consultation with the other independent members of the Company’s Board of Directors, approved the annual base salary, annual incentive compensation award and stock option and performance plan share unit awards of the Chief Executive Officer. The Compensation Committee also approved the annual base salaries, annual incentive compensation awards and the stock option and performance plan share unit awards of the other Named Executives. In doing so, the Compensation Committee considered the comparative market data provided by Hewitt and the other factors described above in “Use of Comparative Market Data,” and concluded that the 2007 total direct compensation of the Named Executives compared reasonably to the comparative market data.

The Compensation Committee did not consider amounts realized or realizable from prior stock option awards or other long-term incentive awards when approving 2007 total direct compensation for the Named Executives. The Compensation Committee believes that incentive awards are effective in motivating executives and that adjustments based on prior compensation would undermine the effectiveness of these awards. Likewise, the Compensation Committee did not consider accrued retirement benefits of Named Executives when approving 2007 total direct compensation. Executives who earn substantial levels of retirement benefits under the Company’s pension plans typically do so by spending significant parts of their careers at the Company, which benefits the Company through the continuity and “bench strength” of its management team. In addition, retirement benefits in the form of 401(k) and deferred compensation account balances largely reflect compensation earned for services previously performed which the executive has elected to save for retirement.

As in prior years, in 2007 the total direct compensation of the Company’s Chief Executive Officer was significantly higher than that of the other Named Executives. This disparity reflects both the assessment of a chief executive officer’s value relative to that of other senior company executives (as indicated in the various sources of comparative market data reviewed by the Compensation Committee) and the Compensation Committee’s belief that the Chief Executive Officer’s substantially higher level of responsibility and greater potential impact on the Company’s results warrants a significantly higher level of compensation than the other Named Executives.

The Company’s short-term and long-term incentive compensation awards are made under “omnibus” equity and incentive plans approved by the Company’s shareholders. These plans give our Compensation Committee discretion to make equitable and discretionary adjustments to awards granted to executives. As discussed further below, in 2007, the Compensation Committee made equitable adjustments when measuring performance for the 2007 short-term incentive compensation awards and 2005—2007 Value Management Plan awards of certain of the Named Executives.

2007 Base Salaries

The table below shows the 2006 and 2007 base salaries for each of the Named Executives and the percentage increases received in 2007:

2007 Base Salaries

Named Executive	Title	2006 Base Salary	2007 Base Salary	Percentage Increase (2007 over 2006)
Douglas W. Stotlar	President and Chief Executive Officer	$675,012	$695,032	3.0%
Kevin C. Schick	Senior Vice President and Chief Financial Officer	$350,012	$357,032	2.0%
Robert L. Bianco	Senior Vice President	$360,412	$373,048	3.5%
John G. Labrie	Senior Vice President	$341,276	$348,140	2.0%
David S. McClimon	Senior Vice President	$418,756	$427,180	2.0%
Jennifer W. Pileggi	Senior Vice President, General Counsel and Secretary	$325,572	$337,012	3.5%

Analysis:

Each of the Named Executives received a modest increase designed to bring the executive’s salary more in line with the comparative market data reviewed by the Compensation Committee. The Compensation Committee approved an additional 14.9% increase in annual base salary (to $400,036) for Mr. Labrie upon his promotion to President of Con-way Freight in July 2007.

2007 Short-term Incentive Compensation Awards

In 2007 each of the Named Executives received a short-term incentive compensation award that, at target performance levels, would entitle the Named Executive to receive a cash payment equal to the multiple of annual base salary shown in the “Incentive Compensation Opportunities as a Percentage of Base Salary” table above.

Analysis:

The 2007 short-term incentive compensation awards granted to the Named Executives were based on the performance goals shown in the table below.

Named Executive	Performance Goals

Douglas W. Stotlar	Adjusted Pre-Tax Income of Con-way Inc. (100%)

Kevin C. Schick	Adjusted Pre-Tax Income of Con-way Inc. (100%)

Robert L. Bianco	Adjusted Operating Income of Menlo Worldwide, LLC (50%); Net Revenue of Menlo Worldwide, LLC (30%); Working Capital per Revenue Day of Menlo Logistics (20%)

John G. Labrie

Adjusted Pre-Tax Income of Con-way Inc. (55.77%)

Net Revenue of Con-way Freight, Inc. (22.11%);

Adjusted Operating Income of Con-way Freight, Inc. (13.27%);

Shipments to Claims Ratio of Con-way Freight, Inc. (8.85%)

David S. McClimon	Net Revenue of Con-way Freight, Inc. (50%); Adjusted Operating Income of Con-way Freight, Inc. (30%); Shipments to Claims Ratio of Con-way Freight, Inc. (20%)

Jennifer W. Pileggi	Adjusted Pre-Tax Income of Con-way Inc. (100%)

As used in the table above:

•	“Adjusted Pre-Tax Income” refers to earnings before deducting any amounts expensed for loss and damage, workers compensation, any qualified corporate incentive compensation, and income taxes;

•

“Adjusted Operating Income” refers to earnings before deducting any amounts expensed for loss and damage, workers compensation, any incentive or bonus compensation, income taxes, and interest income and expense;

•

“Net Revenue” excludes, for Menlo Worldwide LLC, purchased transportation, cost of goods sold in two small manufacturing operations, and customer adjustments and for Con-way Freight, Inc., customer adjustments only;

•	“Shipments to Claims Ratio” refers to total shipments divided by total number of cargo claims paid; and

•	“Working Capital per Revenue Day” refers to accounts receivable less accounts payable, divided by adjusted gross revenue and divided by average number of work days.

For Messrs. Bianco and McClimon, the Compensation Committee elected to tie their 2007 short-term incentive compensation awards to three different factors: revenue; adjusted operating income; and a specified operating metric. In the case of Mr. Bianco, the operating metric was working capital per revenue day, and in the case of Mr. McClimon, shipments to claims ratio. These performance metrics were chosen in order to focus these Named Executives on achieving profitable revenue growth and on improving the specified operating metrics targeted for improvement.

Mr. Labrie’s 2007 incentive compensation award initially was based on adjusted pre-tax income of Con-way Inc., since at the time the grant was made he was serving as Senior Vice President, Strategy and Enterprise Operations of the Company. However, following his appointment as President of Con-way Freight in July 2007, his incentive compensation award was based on the same Con-way Freight metrics as those of Mr. McClimon.

The table below shows the numerical performance goals that applied to these awards to Named Executives, as well as the level of achievement. For the actual payouts (expressed in Dollars) of the Named Executives, see the Summary Compensation Table and accompanying footnotes.

Performance Goals Applicable to

2007 Short-Term Incentive Compensation Awards

Performance Metrics	Performance Goals at Threshold, Interim, Target and Maximum ($ in 000’s)		Payout Percentage at Performance Levels	Achievement Level ($ in 000’s)		Achievement (as Percentage of Target Payout)
Adjusted Pre-Tax Income—Con-way Inc.	Threshold	$158,970	0%
	Interim	$317,940	59%
	Target	$410,332	100%	$250,565	*	33.99%*
	Maximum	$547,789	200%

Revenue—Con-way Freight Inc.	Threshold	$2,371,900	0%
	Interim	$2,964,909	58.1%
	Target	$3,286,071	100%	$2,954,757		57.11%
	Maximum	$3,983,462	200%

Adjusted Operating Income—Con-way Freight Inc.	Threshold	$161,031	0%
	Interim	$320,215	58.1%
	Target	$435,762	100%	$281,544		43.99%
	Maximum	$632,773	200%

Shipments to Claims Ratio—Con-way Freight, Inc.	Threshold	211.0	0%
	Target	232.0	100%	231.3		96.50%
	Maximum	253.0	200%

Revenue—Menlo Worldwide, LLC	Threshold	$394,939	0%
	Interim	$439,541	75%
	Target	$475,086	100%	$445,424		79.14%
	Maximum	$505,383	200%

Adjusted Operating Income—Menlo Worldwide, LLC	Threshold	$16,932	0%
	Interim	$34,382	75%
	Target	$40,612	100%	$29,893		55.71%
	Maximum	$54,604	200%

Working Capital per Revenue Day—Menlo Logistics, LLC	Threshold	9.0	0%
	Target	5.0	100%	4.43		118.84%
	Maximum	2.0	200%

*	Includes the effect of the equitable adjustments described below. For Mr. Stotlar, whose award was not subject to these adjustments, the achievement level and achievement (as a percentage of target payout) was $248,407 and 33.19%, respectively.

In setting the threshold, interim, target and maximum performance goals for revenue, adjusted pre-tax income and adjusted operating income for the 2007 short-term incentive compensation awards, the Compensation Committee considered the projected performance of the Company and its individual business units as reflected in the Company’s one-year financial plan, taking into account market conditions, the business cycle, operating plan priorities and other factors as it tried to gauge the relative degree of difficulty the Company and its business units will face in meeting the financial plan. In setting the performance goals for working capital per revenue day and shipments to claims ratio, the Compensation Committee considered the relative degree of difficulty in achieving improvements in these operating metrics.

When measuring the achievement levels for adjusted pre-tax income of Con-way Inc., the Compensation Committee elected to make equitable adjustments designed to adjust for certain one-time events. These adjustments applied to the awards made to Ms. Pileggi and Messrs. Labrie and Schick and consisted of:

•

excluding a loss recognized in 2007 in connection with the 2006 sale of Vector SCM, LLC, continuing the Compensation Committee’s policy of excluding the effects of the Vector sale when determining short-term incentive compensation payouts; and

•	excluding the gain recognized from the disposition of the Company’s Con-way NOW business unit.

The adjustments describe above were not applied to Mr. Stotlar’s short-term incentive compensation award in order to preserve the status of the award payout as performance-based compensation under Internal Revenue Code Section 162(m). Since the adjustments relate only to Con-way Inc., they are not relevant to and were not considered when determining award payouts for Messrs. Bianco and McClimon.

The actual performance of the Company and its subsidiaries in 2007 was affected by a number of factors, including:

•	a slowing economy and resulting effect on the demand for, and prices received for, the freight and other services offered by the Company; and

•	internal charges resulting from strategic initiatives undertaken for the long-term benefit of the Company and its shareholders, such as the reorganization of Conway Freight, Inc.

As a result, the Company and its operating business units did not achieve the level of performance contemplated in the 2007 financial plan, and the payouts on the short-term incentive compensation award were 33.19% of the target award for Mr. Stotlar and 33.99% of the target award for Ms. Pileggi and Mr. Schick. The payouts to Messrs. Bianco, Labrie and McClimon were higher (75.36%, 46.89% and 61.05%, respectively, of target payouts), based on the success of Menlo Logistics in reducing working capital per revenue day and of Con-way Freight, Inc. in improving the shipments to claims ratio. These payouts at substantially less than target amounts illustrate the pay-for-performance emphasis of the Company’s executive compensation program.

2007 Long-Term Incentive Compensation Awards

The long-term incentive compensation awards granted to the Named Executives in 2007 are shown in the “2007 Grants of Plan-Based Awards” table below.

Analysis:

For 2007, long-term incentive compensation awards consisted of Performance Share Plan Unit awards and stock option awards.

Performance Share Plan Unit Awards:

For each of the Named Executives, the number of Performance Share Plan Units was determined so as to deliver, at target performance levels and based on the closing price of the Company’s common stock on January 29, 2007 of $46.65 per share, a value equal to 50% of the Named Executive’s target long-term incentive compensation opportunity.

The performance goals for the Performance Share Plan Unit awards are shown in the tables below. The first table shows the payouts (as a percentage of the Named Executives’ target payouts) based on revenue growth of the Company. The payouts determined using this table then are multiplied by the profitability limiter determined from the second table to determine the final payout. These performance metrics were chosen to encourage all Named Executives to work together to achieve revenue growth that delivers desired levels of profit.

Performance Goals for Performance Share Plan Unit Awards

Revenue Growth

Revenue growth—Con-way Inc. (compound annual growth rate)	Payout (as a percentage of target payout)
5.0% (threshold)	0.0%
5.5%	16.7%
6.0%	33.3%
6.5%	50.0%
7.0%	66.7%
7.5%	83.3%
8.0% (target)	100.0%
8.5%	125.0%
9.0%	150.0%
9.5%	175.0%
10.0% (maximum)	200.0%

Profitability

Profitability*	Profitability Limiter
91.0% or less	100.0% (no adjustment)
Greater than 91.0% but not more than 91.5%	75.0%
Greater than 91.5% but not more than 92.0%	50.0%
Greater than 92.0% but not more than 92.5%	25.0%
Greater than 92.5%	0.0% (no payout)

*	Profitability is defined as the Company’s total operating expense from continuing operations divided by Revenue for LTI for the performance period. “Revenue for LTI” is defined as total gross revenue, net of inter-company eliminations and excluding Menlo Worldwide’s purchased transportation and cost of goods sold.

Stock Options:

For each Named Executive in 2007, stock option awards were determined by dividing an amount equal to 50% of his or her long-term incentive compensation opportunity by the estimated value of a single option determined using the Black-Scholes method. However, in the case of Mr. Stotlar, the Compensation Committee, in consultation with the other independent members of the Board of Directors, decided to increase the amount of the award from approximately 100,000 to 115,000. The increase was based on the Board’s view that Mr. Stotlar performed well in a challenging freight environment in 2007, and that it would be appropriate to create added incentive for Mr. Stotlar to successfully execute on the Company’s strategic plan, which includes the acquisition, integration and profitable operation of strategic businesses.

Value Management Plan Awards for 2005—2007 Cycle:

The Value Management Plan awards for the 2005—2007 cycle were granted in 2005 as part of the long-term incentive compensation opportunity provided to executives in that year. However, since the cycle ended at the end of 2007, the payouts for that cycle are reported in the Summary Compensation Table below, and the performance goals and payouts on those awards are discussed below.

For an overview of the Company’s Value Management Plan awards, see “Long-Term Incentive Compensation Opportunities” above.

Analysis:

For the 2005—2007 cycle, one-third of the Value Management Plan awards to the Named Executives was based on relative Total Shareholder Return. Total Shareholder Return combines share price appreciation and dividends paid to show the total return to the shareholder. The relative Total Shareholder Return portion of the awards is based upon the Total Shareholder Return of the Company in comparison to the Total Shareholder Return of the companies that were in the Dow Jones Transportation Average for the entire three-year cycle.

The table below shows various relative Total Shareholder Returns (expressed as percentile rankings) and the payouts (expressed as a percentage of the target payout) that correspond to each percentile ranking. For performance between the specified percentile rankings, the corresponding payout is determined by interpolation.

Relative Total Shareholder Return

Percentile Ranking	Payout (as a percentage of target payout)
85% and above	200%
75%	150%
50%	100%
40%	75%
30%	50%
Below 30%	0%

For the period from 2005 to 2007, the Company’s Total Shareholder Return was negative 5.7%, and its percentile ranking was 12.8%; as a result, the Named Executives did not receive a payout of this portion of the 2005—2007 Value Management Plan award. During the cycle, the performances of the passenger airlines and rail companies in the Dow Jones Transportation Average were comparatively very strong in stock price performance owing to specific circumstances in their respective industries, and the performances of the trucking companies in the index relatively weak.

For the 2005—2007 cycle, two-thirds of the Value Management Plan award to the Named Executives was based on one or more EBITDA/ROCE matrices.

When the 2005—2007 Value Management Plan awards were made in January 2005, Mr. Stotlar was serving as President of Con-way Freight, Inc. (then known as Con-way Transportation Services,

Inc.), Mr. Labrie was serving as Executive Vice President—Operations of Con-way Freight, Inc., and Mr. McClimon was serving as President of Con-way Central (a division of Con-way Freight, Inc.). For each of the Named Executives, the two-thirds portion of the award was based on the performance goals shown in the table below.

Named Executive	Performance Goals

Douglas W. Stotlar	ROCE and EBITDA of Con-way Freight (80%); ROCE and EBITDA of Con-way Inc. (20%)

Kevin C. Schick	ROCE and EBITDA of Con-way Inc. (100%)

Robert L. Bianco	ROCE and EBITDA of Menlo Worldwide Logistics (80%); ROCE and EBITDA of Con-way Inc. (20%)

John G. Labrie	ROCE and EBITDA of Con-way Freight (80%); ROCE and EBITDA of Con-way Inc. (20%)

David S. McClimon	ROCE and EBITDA of Con-way Freight (100%);

Jennifer W. Pileggi	ROCE and EBITDA of Con-way Inc. (100%)

The Value Management Plan awards for Messrs. Stotlar, Bianco, and Labrie were based in part on EBITDA and ROCE of their operating business unit and in part on EBITDA and ROCE of the Company as a whole in order to create an incentive for those Named Executives to consider the impact of their business decisions not only on the results of operation of their operating business unit but also on the Company as a whole.

The matrices applicable to the 2005—2007 Value Management Plan awards are show below.

Percentage of Award Earned Based on ROCE and EBITDA Performance

Con-way Inc.

3-Year Cumulative EBITDA (in millions)

$1,850	125%	130%	135%	140%	145%	150%	160%	170%	180%	190%	200%
$1,800	117%	122%	127%	132%	137%	142%	152%	162%	172%	182%	192%
$1,750	108%	113%	118%	123%	128%	133%	143%	153%	163%	173%	183%
$1,700	100%	105%	110%	115%	120%	125%	135%	145%	155%	165%	175%
$1,650	92%	97%	102%	107%	112%	117%	127%	137%	147%	157%	167%
$1,600	83%	88%	93%	98%	103%	108%	118%	128%	138%	148%	158%
$1,600	75%	80%	85%	90%	95%	100%	110%	120%	130%	140%	150%
$1,550	71%	76%	81%	86%	91%	96%	106%	116%	126%	136%	146%
$1,500	67%	72%	77%	82%	87%	92%	102%	112%	122%	132%	142%
$1,450	63%	68%	73%	78%	83%	88%	98%	107%	117%	127%	137%
$1,400	58%	63%	68%	73%	78%	83%	93%	103%	113%	123%	133%
$1,350	54%	59%	64%	69%	74%	79%	89%	99%	109%	119%	129%
$1,250	50%	55%	60%	65%	70%	75%	85%	95%	105%	115%	125%
	16%	17%	18%	19%	20%	21%	22%	23%	24%	25%	26%
3-Year Average Return on Capital Employed (ROCE)

Percentage of Award Earned Based on ROCE and EBITDA Performance

Con-way Freight Inc.

3-Year Cumulative EBITDA (in millions)

$1,700	125%	129%	133%	138%	142%	146%	150%	158%	167%	175%	183%	192%	200%
$1,650	117%	121%	125%	129%	133%	138%	142%	150%	158%	167%	175%	183%	192%
$1,600	108%	113%	117%	121%	125%	129%	133%	142%	150%	158%	167%	175%	183%
$1,550	100%	104%	108%	113%	117%	121%	125%	133%	142%	150%	158%	167%	175%
$1,500	92%	96%	100%	104%	108%	113%	117%	125%	133%	142%	150%	158%	167%
$1,450	83%	88%	92%	96%	100%	104%	108%	117%	125%	133%	142%	150%	158%
$1,400	75%	79%	83%	88%	92%	96%	100%	108%	117%	125%	133%	142%	150%
$1,350	71%	75%	79%	83%	88%	92%	96%	104%	113%	121%	129%	138%	146%
$1,300	67%	71%	75%	79%	83%	88%	92%	100%	108%	117%	125%	133%	142%
$1,250	63%	67%	71%	75%	79%	83%	88%	96%	104%	113%	121%	129%	138%
$1,200	58%	63%	67%	71%	75%	79%	83%	92%	100%	108%	117%	125%	133%
$1,150	54%	58%	63%	67%	71%	75%	79%	88%	96%	104%	113%	121%	129%
$1,100	50%	54%	58%	63%	67%	71%	75%	83%	92%	100%	108%	117%	125%
	26%	27%	28%	29%	30%	31%	32%	33%	34%	35%	36%	37%	38%
	3-Year Average Return on Capital Employed (ROCE)

Percentage of Award Earned Based on ROCE and EBITDA Performance

Menlo Worldwide Logistics

3-Year Cumulative EBITDA (in millions)

$230	125%	129%	133%	137%	142%	146%	150%	158%	167%	175%	183%	192%	200%
$223	117%	121%	125%	129%	133%	137%	142%	150%	158%	167%	175%	183%	192%
$217	108%	112%	117%	121%	125%	129%	133%	142%	150%	158%	167%	175%	183%
$210	100%	104%	108%	112%	117%	121%	125%	133%	142%	150%	158%	167%	175%
$203	92%	96%	100%	104%	108%	112%	117%	125%	133%	142%	150%	158%	167%
$197	83%	87%	92%	96%	100%	104%	108%	117%	125%	133%	142%	150%	158%
$190	75%	79%	83%	87%	92%	96%	100%	108%	117%	125%	133%	142%	150%
$183	71%	75%	79%	83%	88%	92%	96%	104%	113%	121%	129%	138%	146%
$177	67%	71%	75%	79%	83%	88%	92%	100%	108%	117%	125%	133%	142%
$170	62%	67%	71%	75%	79%	83%	88%	96%	104%	113%	121%	129%	137%
$163	58%	63%	67%	71%	75%	79%	83%	92%	100%	108%	117%	125%	133%
$157	54%	58%	63%	67%	71%	75%	79%	88%	96%	104%	113%	121%	129%
$150	50%	54%	58%	63%	67%	71%	75%	83%	92%	100%	108%	117%	125%
	57.0%	59.5%	62.0%	64.5%	67.0%	69.5%	72.0%	74.5%	77.0%	79.5%	82.0%	84.5%	87.0%
	3-Year Average Return on Capital Employed (ROCE)

The table below shows the 2005—2007 EBITDA/ROCE achievement levels for the parent Company and for Con-way Freight and Menlo Worldwide, LLC, expressed both in dollars (for EBITDA) and percentages (for ROCE) and as a percentage of target for the 2005—2007 Value Management Plan award cycle.

EBITDA/ROCE Achievement Levels

Company	Actual EBITDA (in 000’s)	Actual ROCE	% Target Attained
Con-way Inc.	$1,462,281	18.2%	78.7%
Con-way Freight, Inc.	$1,239,942	29.1%	74.6%
Menlo Worldwide Logistics	$135,462	42.4%	0.0%

When measuring the achievement levels shown for Con-way Freight in the table above, the Compensation Committee elected to exclude the results of operations of Con-way Truckload (the Company’s Memphis truckload operations) during the second half of 2007, as during most of this period, it was in the process of being integrated into Contract Freighters, Inc., the Company’s newly-acquired truckload operations. The Compensation Committee also excluded the results of operations of Con-way Brokerage for calendar year 2007, since these operations were integrated into Menlo Logistics during 2006. These adjustments resulted in a slight decrease in the award payouts to Messrs. Stotlar, Labrie and McClimon.

Post-Employment Compensation

Executive Severance Benefits:

The severance benefits that each of the Named Executives would have been eligible to receive had his or her employment been terminated as of December 31, 2007 as a result of a “severance qualifying” termination in connection with a change in control is shown in the “Executive Benefits and Payments Upon Change-in-Control” table in Section IX below.

Analysis:

The Compensation Committee believes that the amounts shown in the “Executive Benefits and Payments Upon Change-in-Control” table are reasonably designed to achieve the Company’s goal of encouraging the Named Executives to remain in the employ of the Company prior to and during the pendency of an actual or potential change in control event.

In the Compensation Committee’s view, the value of the stock options and other long-term equity awards that would vest upon a change in control, taken alone, would not provide a sufficient incentive for the Named Executives to remain with the Company. The cash payments and other benefits offered under the Company’s executive severance program (including possible tax gross-up payments), which are consistent with comparative market data, are considered necessary to promote the Company’s goal of retaining Named Executives, as described above. The Compensation Committee believes the tax gross-up payments are appropriate, and that the failure to provide the tax gross-up payments would significantly undermine the effectiveness of the executive severance benefits as an incentive for retaining the Named Executives.

The Compensation Committee does not take into account other forms of wealth accumulation of the Named Executives, such as earnings on vested stock option and restricted stock awards and accumulated retirement benefits under the Company’s pension, 401(k) and deferred compensation plans, when assessing the reasonableness of the severance benefits offered to the Named Executives in connection with a change in control. In the Compensation Committee’s view, accumulated retirement benefits do not serve as an incentive for the Named Executives to remain with the Company, since the executives are entitled to receive these benefits whether or not they stay with the Company. In addition, the Compensation Committee recognizes that it is not uncommon for companies seeking to recruit executives to make the executives whole for equity awards that the executive loses when leaving his or her current employer, so the potential forfeiture of these awards may not deter executives from leaving the Company.

Severance Arrangements with David S. McClimon:

In September 2007, the Company entered into a Separation Agreement and Release with David S. McClimon, who ceased serving as Senior Vice President of the Company and President of Con-way Freight in July 2007. Under the terms of the Agreement, Mr. McClimon agreed to serve as an Advisor to the Company until February 1, 2008. In addition to continuing to receive salary and certain benefits until February 1, 2008, Mr. McClimon also received a lump-sum separation payment of $1,485,050 and title to his Company car, continued to participate in the Company’s 2007 incentive compensation program and 2005—2007 long-term incentive compensation program, and was entitled to exercise vested stock options until August 1, 2008. The Agreement also provided for the release by Mr. McClimon of all rights to severance payments and other benefits upon a change in control.

Analysis:

Consistent with the Company’s practice described above (see “Severance Payments (other than in Connection with a Change in Control)”), the severance arrangements with Mr. McClimon benefited the Company through Mr. McClimon’s availability as an Advisor during the transition to a new president at the Company’s Con-way Freight business unit. The arrangements also benefited Mr. McClimon, an executive with 24 years with the Company, in making the transition to a new employment opportunity. The Compensation Committee approved the severance arrangements with Mr. McClimon.

Other Post-Employment Compensation

In 2007, the Named Executives were eligible to receive post-employment compensation in the form of:

•	increases in the value of accrued benefits under the Company’s pension plans;

•	Company contributions to 401(k) plan accounts;

•	earnings on deferred compensation and Supplemental Retirement Savings Plan accounts; and

•	death and disability benefits.

For the individual amounts earned, see Summary Compensation Table, under “Changes in Pension Value and Non-Qualified Deferred Compensation Earnings” and “All Other Compensation,” and accompanying footnotes.

Analysis:

As described above under “Overview of Executive Compensation Program; Components of Compensation,” the 2007 post-employment compensation of the Named Executives was earned under plans that were established from time to time by the Compensation Committee, in consultation with independent compensation consultants, to provide a competitive compensation package to executives. The Compensation Committee believes that the post-employment compensation provided to the Named Executives in 2007 was reasonable and appropriate.

Perquisites

The perquisites received by the Named Executives in 2007 are shown below in footnote 10 to the Summary Compensation Table.

Analysis:

In 2007, the Named Executives received a total of $98,737 in perquisites, excluding the relocation assistance to Messrs. Stotlar and Schick described below. In the view of the Compensation Committee, the recruitment and retention benefits obtained from providing a competitive perquisites package to executives outweighs the cost.

In 2006 and part of 2007 Mr. Stotlar was provided the use of two Company cars - one in California and one in Michigan. Because his responsibilities as Chief Executive Officer required Mr. Stotlar to travel frequently between the Company’s San Mateo, California headquarters and the Ann Arbor, Michigan headquarters of the Company’s Con-way Freight business unit, the Compensation Committee determined that the use of the two cars was reasonable and appropriate.

The relocation assistance provided to Messrs. Stotlar and Schick stems from their relocation from Michigan to California following their promotions to President and Chief Executive Officer and Senior Vice President and Chief Financial Officer, respectively. In light of the substantially higher housing costs in California, the Compensation Committee approved mortgage subsidies for Messrs. Stotlar and Schick, which are described in the footnotes to the Summary Compensation Table. As part of the Company’s standard relocation package, the Company also provided home sale assistance to Messrs. Stotlar and Schick with respect to their homes in Michigan and reimbursed Mr. Stotlar for various relocation expenses.

Special Awards

For an overview of special awards, see “Special Awards” above.

Analysis:

In January 2007, the Compensation Committee awarded 7,500 shares of restricted stock to each of Messrs. Bianco, Labrie and McClimon. These shares were granted in order to provide additional incentive for the executives to remain with the Company. The shares granted to Messrs. Bianco and Labrie are scheduled to vest on January 29, 2010. The shares granted to Mr. McClimon were forfeited when he left the Company.

In addition, in January 2008, the Compensation Committee approved the special bonuses shown in the table below, in recognition of the executives’ significant contributions to the successful completion of the Company’s acquisition of Contract Freighters, Inc. in August 2007.

Officer	Title	Bonus Amount
Kevin C. Schick	Senior Vice President and Chief Financial Officer	$10,000

John G. Labrie	Senior Vice President	$5,000

Jennifer W. Pileggi	Senior Vice President, General Counsel and Secretary	1,000 vested shares of Company common stock (value of $44.09 per share at time of grant)

II.    COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis which appears in the Company’s 2008 Notice of Annual Meeting and Proxy Statement.

Based on the review and discussions referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2008 Notice of Annual Meeting and Proxy Statement for filing with the Securities and Exchange Commission.

THE COMPENSATION COMMITTEE

Henry H. Mauz, Jr.	Peter W. Stott
Michael J. Murray	Chelsea C. White III
William J. Schroeder, Chairman

III.    2007 SUMMARY COMPENSATION TABLE

The following table sets forth the compensation received by the Company’s Chief Executive Officer, Chief Financial Officer and the other current and former executive officers for whom disclosure is required, for the fiscal years ended December 31, 2007 and December 31, 2006. As used in this Proxy Statement, “Named Executives” means the officers identified in this Summary Compensation Table.

Named and Principal Positions	Year	Salary ($)(4)	Bonus ($)(5)	Stock Awards ($)(6)	Option Awards ($)(7)	Non-Equity Incentive Plan Compensation ($)(8)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)(9)	All Other Compensation ($)(10)	Total ($)
D.W. Stotlar President & CEO	2007 2006	695,780 673,569	— —	920,878 925,625	1,552,424 1,128,039	553,034 626,226	258,322 294,965	235,618 177,667	4,216,056 3,826,091

K.C. Schick Sr. VP & CFO	2007 2006	357,730 347,705	10,000 —	134,306 —	317,711 225,989	278,074 277,120	128,010 205,390	141,133 228,864	1,366,964 1,285,068

R.L. Bianco, Jr.(1) Sr. VP	2007 2006	373,268 359,233	— —	250,400 286	253,560 173,523	232,134 338,529	8,499 70,080	37,189 14,451	1,155,050 956,102

J.G. Labrie(2) Sr. VP	2007 2006	371,773 340,337	5,000 —	241,041 —	296,198 224,006	225,288 266,756	149 64,661	36,956 22,601	1,176,405 918,361

D.S. McClimon(3) Sr. VP	2007 2006	428,013 417,388	— —	270,772 —	365,362 357,575	306,503 369,315	1,654 205,965	1,652,967 19,046	3,025,271 1,369,289

J.W. Pileggi Sr. VP, General Counsel & Secr.	2007 2006	337,208 324,376	44,090 —	126,772 —	318,032 220,685	272,971 214,998	13,426 47,994	29,505 14,844	1,142,004 822,897

(1)	Mr. Bianco is also President of Menlo Worldwide, LLC

(2)	Mr. Labrie served as Senior Vice President, Strategy and Enterprise Operations of the Company until July 24, 2007. On that date, he was named President of Con-way Freight, Inc., the Company’s regional full-service less-than-truckload company.

(3)	Mr. McClimon served as President of Con-way Freight, Inc., the Company’s regional full-service less-than-truckload trucking company, until July 24, 2007.

(4)	Mr. Bianco elected to defer $40,000 of 2007 salary into the Company’s Deferred Compensation Plan, as reflected in the Non-qualified Deferred Compensation table below.

(5)	In recognition of their contributions to the successful completion of the Company’s acquisition of Contract Freighters, Inc. in August 2007, cash bonuses were awarded to Messrs. Schick and Labrie in January 2008 in the amounts of $10,000 and $5,000, respectively. For her contribution, Ms. Pileggi received 1,000 shares of stock having a grant date value of $44.09.

(6)	The amounts shown reflect the 2007 compensation expense for financial reporting purposes under FAS123R (rather than amounts paid to or realized by Named Executives) for all outstanding awards as follows: expense of restricted stock for Mr. Stotlar of $456,063 and for each of Messrs. Bianco, Labrie and McClimon of $110,073, and expense of performance share plan units for Mr. Stotlar of $464,815, Mr. Schick of $134,306, Mr. Bianco of $140,327, Mr. Labrie of $130,968, Mr. McClimon of $160,699, and Ms. Pileggi of $126,772. The FAS 123R value as of the grant date is spread over the number of months of service required for the grant to become non-forfeitable. For additional information on the valuation assumptions for 2007 grants, see Note 12, “Share-Based Compensation” of Item 8, “Financial Statements and Supplementary Data,” of our Form 10-K for the year ended December 31, 2007, as filed with the SEC. For information on the valuation assumptions for grants made prior to fiscal year 2007, see the notes in our financial statements in the Form 10-K for the respective year.

(7)	The amounts shown in this column reflect the 2007 compensation expense of stock options for financial reporting purposes under FAS 123R, excluding forfeitures, rather than amounts paid to or realized by the Named Executives. The amounts include the cost not only of option awards made in 2007 but also certain awards made in prior years. The FAS 123R value as of the grant date is spread over the number of months of service required for the grant to become non-forfeitable. For additional information on the valuation assumptions for 2007 grants, see Note 12, “Share-Based Compensation” of Item 8, “Financial Statements and Supplementary Data,” of our Form 10-K for the year ended December 31, 2007, as filed with the SEC. For information on the valuation assumptions for grants made prior to fiscal year 2007, see the notes in our financial statements in the Form 10-K for the respective year.

(8)	The amounts shown in this column reflect the annual performance bonuses earned under the Company’s short-term incentive compensation plan and payouts earned for the 2005-2007 cycle under the Value Management Plan, as follows: Mr. Stotlar, $230,681 and $322,353; Mr. Schick, $91,016 and $187,058; Mr. Bianco, $210,850 and $21,284; Mr. Labrie, $130,509 and $94,779; Mr. McClimon, $195,591 and $110,912; and Ms. Pileggi, $85,913 and $187,058. Information regarding applicable performance goals and achievement levels is contained under “2007 Compensation of Named Executives” in the Compensation Discussion and Analysis above. Messrs. Stotlar and Bianco elected to defer a portion of the incentive compensation plan and 2005—2007 Value Management Plan payouts reflected above into the Company’s Deferred Compensation Plan as follows: Mr. Stotlar $57,670 and $161,176 and Mr. Bianco $47,441 and $3,725 respectively.

(9)	The amounts shown in the column relate to deferred compensation balances that are credited with returns based on the Bank of America prime rate and reflect amounts earned in 2007 above 120% of the applicable federal rate for Messrs. Stotlar, Schick, Bianco, Labrie and McClimon and Ms. Pileggi of $8,555; $4,786; $6,028; $149; $1,654; and $2,095 respectively. Other deferred compensation balances, as well as Supplemental Retirement Savings Plan account balances, are credited with returns based on the performance of one of more investment funds chosen by the Named Executive from a group of available funds, which are substantially the same funds as are made available in the Retirement Savings Plan, the Company’s tax-qualified 401(k) plan.

The amounts also reflect the net change (if positive), from November 30, 2006 (the plan measurement date in 2006) to December 31, 2007 (the plan measurement date in 2007), in the actuarial present value of the Named Executives’ accumulated benefits under the Company’s pension plans. The changes in pension values were annualized to reflect the change from a November 30 to December 31 measurement date. The changes in actuarial present value under the Con-way Pension Plan and the Con-way Supplemental Excess Retirement Plan, as well as the net changes, are shown in the table below:

Named Executive	Change in Actuarial Present Value—Con-way Pension Plan	Change in Actuarial Present Value—Con-way Supplemental Excess Retirement Plans	Net Change
Douglas W. Stotlar	(25,712)	275,479	249,767
Kevin C. Schick	(5,481)	128,705	123,224
Robert L. Bianco	(22,528)	24,999	2,471
John G. Labrie	(22,179)	15,440	(6,739)
David S. McClimon	(361,276)	(537,524)	(898,800)
Jennifer W. Pileggi	(12,935)	24,266	11,331

The values shown in the table above are based on actuarial present values of accumulated plan benefits calculated using the earliest age at which each Named Executive is entitled to receive unreduced retirement benefits. The accumulated plan benefits as of November 1, 2006 used for purposes of this table differ from the accumulated plan benefits shown in the Pension Benefits Table included in the Company’s 2007 proxy statement, which were calculated using the plan’s normal retirement age of 65.

(10)	Amounts shown in this column include the following:

–	Company contributions to the Retirement Savings Plan account of $22,500 for Mr. Stotlar, $24,750 for Messrs. Schick and McClimon, and $18,000 for Messrs. Bianco and Labrie and Ms. Pileggi;

–	Severance payment of $1,485,050 for Mr. McClimon;

–	Personal Time Off payment in conjunction with Mr. McClimon’s termination in the amount of $98,859;

–	Compensation for Mr. McClimon of $29,578 as a result of his receiving title to his Company automobile upon his termination;

–	Contributions of $1,362 to the 401(h) accounts of Messrs. Stotlar, Schick and McClimon;

–	Dividends on unvested restricted stock of $11,949 for Mr. Stotlar, $3,000 for Messrs. Bianco and Labrie, and $1,500 for Mr. McClimon; and

–	Cost of insurance premiums paid by the Company on behalf of Mr. Stotlar for his service as a member of the Board of Directors in the amount of $407.

Amounts do not include taxable basic life insurance premiums paid by the Company, as this benefit (discussed above in Compensation Discussion and Analysis) is provided to all eligible employees.

Amounts shown in the “All Other Compensation” column also include the perquisites shown in the following table:

Name	Company automobile ($)(a)	Annual physical exam ($)	Tax preparation services ($)	Estate planning services ($)	Education matching gifts ($)	Long-term care insurance premium ($)	Airline club memberships ($)	Relocation program ($)(b)(c)	Total ($)
Stotlar	20,932	—	4,500	—	—	1,029	—	172,939	199,400
Schick	8,502	—	4,350	2,525	—	1,382	—	98,262	115,021
Bianco	10,710	1,250	500	2,500	—	929	300	—	16,189
Labrie	8,502	—	1,325	—	5,000	879	250	—	15,956
McClimon	8,502	—	2,120	—	—	1,246	—	—	11,868
Pileggi	8,043	49	1,184	—	1,000	929	300	—	11,505

(a)	For Mr. Stotlar, the amount shown includes the taxable value of two company cars, one for use in San Mateo, California (the location of corporate headquarters) and one for use in Ann Arbor, Michigan (the location of Con-way Freight headquarters). The car used in Michigan was surrendered August 3, 2007.

(b)	In 2005 the Board of Directors approved six-year mortgage subsidies for the Chief Executive Officer and Chief Financial Officer, each of whom relocated from Michigan to California following promotion to his current position. The Chief Executive Officer’s subsidy is $10,000 per month in years 1 and 2; $8,000 per month in years 3 and 4; and $6,000 per month in years 5 and 6. The Chief Financial Officer’s subsidy is $8,000 per month in years 1 and 2; $6,000 per month in years 3 and 4; and $4,000 per month in years 5 and 6. Mr. Stotlar is currently in the third year of the subsidy, and Mr. Schick is in the second year.

(c)	The costs of relocation are:

	Stotlar	Schick
Mortgage Subsidy	113,333	94,442
Relocation Expense	59,176	—
Service Charges to Home Re-Seller*	$430	$3,820

*	As part of its standard relocation package, the Company offers assistance with the sale of a transferring employee’s existing home. This assistance is offered through a contract between the Company and a third party home re-seller, which agrees to purchase the home at appraised value and then re-sell the home. Upon the sale of the home by the employee to the third party, the Company assumes the economic risk should the home ultimately be re-sold for less than the appraised value and responsibility for closing costs incurred when the home is re-sold.

The third party re-seller purchased the Michigan homes of Mr. Schick in 2006 and of Mr. Stotlar in 2007. The service charges paid by the Company to the third party re-seller in 2007 for purchasing the homes are included in 2007 compensation for Messrs Stotlar and Schick. The third party re-sold Mr. Schick’s home during 2007, and in connection with this transaction the Company paid an additional $147,571 to the third party re-seller to cover the loss on sale and closing costs. As of December 31, 2007, Mr. Stotlar’s Michigan home had not been re-sold, and the additional costs incurred by the Company through that date totaled $69,300.

IV.    2007 GRANTS OF PLAN-BASED AWARDS

The following table includes plan-based awards made to Named Executives in 2007.

		Estimate Possible Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)(3)	Grant Date Fair Value ($/Share)
Name	Grant Date	Thres- hold ($)	Target ($)	Maximum ($)	Thres- hold (#)	Target (#)	Maximum (#)

D.W. Stotlar
Stock Option Awards	1/29/2007	—	—	—	—	—	—	—	115,000	46.6500	12.1278
Annual Performance Bonus	1/29/2007	—	695,032	1,390,064	—	—	—	—	—	—	—
2007-2009 LTI Awards	1/29/2007	—	—	—	—	29,798	59,596	—	—	—	—
Restricted Share Award	1/29/2007	—	—	—	—	—	—	—	—	—	—

K.C. Schick
Stock Option Awards	1/29/2007	—	—	—	—	—	—	—	28,000	46.6500	12.1278
Annual Performance Bonus	1/29/2007	—	267,774	535,548	—	—	—	—	—	—	—
2007-2009 LTI Awards	1/29/2007	—	—	—	—	8,610	17,220	—	—	—	—
Restricted Share Award	1/29/2007	—	—	—	—	—	—	—	—	—	—

R.L. Bianco
Stock Option Awards	1/29/2007	—	—	—	—	—	—	—	30,000	46.6500	12.1278
Annual Performance Bonus	1/29/2007	—	279,786	559,572	—	—	—	—	—	—	—
2007-2009 LTI Awards	1/29/2007	—	—	—	—	8,996	17,992	—	—	—	—
Restricted Share Award	1/29/2007	—	—	—	—	—	—	7,500	—	—	46.6500

J.G. Labrie
Stock Option Awards	1/29/2007	—	—	—	—	—	—	—	30,000	46.6500	12.1278
Annual Performance Bonus	1/29/2007	—	261,105	522,210	—	—	—	—	—	—	—
2007-2009 LTI Awards	1/29/2007	—	—	—	—	8,396	16,792	—	—	—	—
Restricted Share Award	1/29/2007	—	—	—	—	—	—	7,500	—	—	46.6500

D.S. McClimon
Stock Option Awards(4)	1/29/2007	—	—	—	—	—	—	—	34,000	46.6500	12.1278
Annual Performance Bonus	1/29/2007	—	320,385	640,770	—	—	—	—	—	—	—
2007-2009 LTI Awards(4)	1/29/2007	—	—	—	—	10,302	20,604	—	—	—	—
Restricted Share Award(4)	1/29/2007	—	—	—	—	—	—	7,500	—	—	46.6500

J.W. Pileggi(5)
Stock Option Awards	1/29/2007	—	—	—	—	—	—	—	28,000	46.6500	12.1278
Annual Performance Bonus	1/29/2007	—	252,759	505,518	—	—	—	—	—	—	—
2007-2009 LTI Awards	1/29/2007	—	—	—	—	8,127	16,254	—	—	—	—
Restricted Share Award	1/29/2007	—	—	—	—	—	—	—	—	—	—

(1)	The terms of these awards (including, in the case of 2007 annual performance bonuses, the payouts actually received by the Named Executives) are discussed in the Compensation Discussion and Analysis under “2007 Compensation of Named Executives.”

(2)	These stock awards are restricted shares scheduled to vest on January 29, 2010. Additional details on the terms of the Company’s stock grants are discussed in the Compensation Discussion and Analysis under “2007 Compensation of Named Executives.”

(3)	The terms of the Company’s annual stock option grants are discussed in the Compensation Discussion and Analysis above.

(4)	As of his termination on July 24, 2007, Mr. McClimon forfeited all options, restricted, and performance shares that, under their original terms, would not vest by February 1, 2008.

(5)	In addition to the grants shown in the table above, Ms. Pileggi also received a grant of unrestricted stock for her contribution to the acquisition of Contractor Freighters, Inc. in August 2007. See Compensation Discussion and Analysis under “2007 Compensation of Named Executives.”

The amounts shown in the “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” column, and the amounts shown in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column, of the Grants of Plan-Based Awards Table reflect, respectively, the amounts payable at target and maximum achievement levels for the 2007 annual performance bonuses and the number of Performance Share Plan Units that can be earned at target and maximum levels of performance for the 2007—2009 award cycle. The performance goals applicable to the awards are discussed in the Compensation Discussion and Analysis above.

The option awards listed in the Grants of Plan-Based Awards table have a term of ten years and vest in three equal installments, on January 1 of 2008, 2009 and 2010. Any unvested portion of the option awards vest on death or disability, retirement at age 65 or on achieving “rule of 85” (combined age and years of service equal to 85 or more) or upon a change in control of the Company.

V.    OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR-END

The following table identifies the exercisable and unexercisable option awards and unvested stock awards for each of the Named Executives as of December 31, 2007. Except as shown in footnote 8 below, all stock options were granted ten years prior to the expiration date listed in the table.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable(1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#)	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)(3)
D.W. Stotlar	—	115,000		—	46.6500	1/29/2017	—		—	29,798	—
	18,332	36,668		—	55.2000	1/22/2016	20,000	(5)	830,800	—	—
	53,115	26,558		—	43.9300	4/25/2015	7,897	(6)	328,041	—	—
	26,666	13,334		—	49.1100	12/17/2014	—		—	—	—
	10,125	3,375	(4)	—	32.9600	12/15/2013	—		—	—	—
	16,000	—		—	31.3800	12/2/2012	—		—	—	—
	17,000	—		—	25.1100	12/4/2011	—		—	—	—
	9,500	—		—	27.0625	12/8/2010	—		—	—	—
K.C. Schick	—	28,000		—	46.6500	1/29/2017	—		—	8,610	—
	5,332	10,668		—	55.2000	1/22/2016	—		—	—	—
	7,666	3,834		—	46.7900	4/1/2015	—		—	—	—
	2,666	1,334		—	46.0200	1/24/2015	—		—	—	—
	4,200	1,400	(4)	—	32.9600	12/15/2013	—		—	—	—
	7,000	—		—	31.3800	12/2/2012	—		—	—	—
	2,100	—		—	25.1100	12/4/2011	—		—	—	—
	3,000	—		—	30.7500	12/8/2009	—		—	—	—
	5,500	—		—	36.5625	12/9/2008	—		—	—	—
	2,000	—		—	43.0625	6/30/2008	—		—	—	—
R.L. Bianco	—	30,000		—	46.6500	1/29/2017	7,500	(7)	311,550	8,996	—
	2,900	5,800		—	55.2000	1/22/2016	—		—	—	—
	5,333	2,667		—	46.0200	1/24/2015	—		—	—	—
	4,750	2,375	(4)	—	32.9600	12/15/2013	—		—	—	—
	6,000	—		—	31.3800	12/2/2012	—		—	—	—
	5,000	—		—	25.1100	12/4/2011	—		—	—	—
J.G. Labrie	—	30,000		—	46.6500	1/29/2017	7,500	(7)	311,550	8,396	—
	2,900	5,800		—	55.2000	1/22/2016	—		—	—	—
	10,000	5,000		—	46.0200	1/24/2015	—		—	—	—
	4,750	2,375	(4)	—	32.9600	12/15/2013	—		—	—	—
	7,000	—		—	31.3800	12/2/2012	—		—	—	—
	1,300	—		—	25.1100	12/4/2011	—		—	—	—
	1,250	—		—	43.0625	6/30/2008	—		—	—	—
D.S. McClimon(8)	—	11,333		—	46.6500	8/1/2008	—		—	—	—
	6,132	6,134		—	55.2000	8/1/2008	—		—	—	—
	9,999	—		—	44.9000	8/1/2008	—		—	—	—
	5,600	2,800		—	46.0200	8/1/2008	—		—	—	—
	7,875	2,625	(4)	—	32.9600	8/1/2008	—		—	—	—
	10,000	—		—	28.3000	8/1/2008	—		—	—	—
	7,000	—		—	31.3800	8/1/2008	—		—	—	—
	4,250	—		—	25.1100	8/1/2008
J.W. Pileggi	—	28,000		—	46.6500	1/29/2017	—		—	8,127	—
	5,332	10,668		—	55.2000	1/22/2016	—		—	—	—
	10,333	5,167		—	46.0200	1/24/2015	—		—	—	—
	2,800	1,400	(4)	—	32.9600	12/15/2013	—		—	—	—
	4,400	—		—	31.3800	12/2/2012	—		—	—	—

(1)	Unless otherwise noted, options vest over a period of three years as follows: one-third of the option vests each year on January 1 following the date of grant.

(2)	Based on the fair market value on December 31, 2007 ($41.54).

(3)	Performance Share Plan Units granted on January 29, 2007 will vest only upon achievement of specified performance criteria (see “2007 Compensation of Named Executives” in the Compensation Discussion and Analysis above). No historical performance exists on which to base estimates on as of December 31, 2007 (the end of the first year of the three-year performance period), and actual performance for the one-year period was below the level at which any Performance Share Plan Units would vest. Therefore, the value of target shares is shown at threshold (i.e., no payout).

(4)	Total option grant vests over four years as follows: twenty-five percent (25%) of the option vests each year on January 1 beginning January 1, 2005.

(5)	Restricted shares granted December 17, 2004 vest one-third per year beginning January 1, 2007. One-half of the shares shown will vest January 1, 2008, and January 1, 2009, respectively.

(6)	Restricted shares granted April 25, 2005 vest one-third per year beginning April 25, 2006. The shares shown will vest April 25, 2008.

(7)	Restricted shares granted January 29, 2007 vest on January 29, 2010.

(8)	As of his termination, Mr. McClimon forfeited all options, restricted, and performance shares that under their original terms would not vest by February 1, 2008. The stock options shown in the table above for Mr. McClimon were granted on the following dates, respectively: January 29, 2007 (@$46.65); January 22, 2006 (@$55.20); June 3, 2005 (@$44.90); January 24, 2005 (@$46.02); December 15, 2003 (@$32.96); June 16, 2003 (@$28.30); December 2, 2002 (@$31.38); and December 4, 2001(@$25.11).

VI.    2007 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercised ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)(2)
D.W. Stotlar(1)	—	—	17,897	884,922
K.C. Schick	4,000	69,760	—	—
R.L. Bianco	—	—	—	—
J.G. Labrie	—	—	—	—
D.S. McClimon	—	—	—	—
J.W. Pileggi	1,300	23,075	—	—

(1)	10,000 shares of restricted stock vested on January 1, 2007 at $44.04 (the closing price on December 31, 2006). The grant of these restricted shares was made on December 17, 2004, and provided for time-based vesting over three years of all shares beginning on January 1, 2005. In addition, 7,897 shares of restricted stock vested on April 25, 2007 at $56.29 (the closing price on April 25, 2007). These shares are part of a restricted stock award of 23,690 shares made on April 25, 2005, which vest in three annual installments beginning April 25, 2006.
(2)	Dividends on restricted shares are paid currently and are reported in the Summary Compensation Table above.

VII.    2007 PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)(3)
D.W. Stotlar	Con-way Pension Plan	21.0000	506,651	—
	Con-way Supplemental Excess Retirement Plans		1,532,556	—
K.C. Schick	Con-way Pension Plan	23.0000	744,572	—
	Con-way Supplemental Excess Retirement Plans		809,183	—
R.L. Bianco	Con-way Pension Plan	17.0833	277,436	—
	Con-way Supplemental Excess Retirement Plans		360,472	—
J.G. Labrie	Con-way Pension Plan	16.0833	229,196	—
	Con-way Supplemental Excess Retirement Plans		265,951	—
D.S. McClimon	Con-way Pension Plan	23.0000	346,938	—
	Con-way Supplemental Excess Retirement Plans		607,614	—
J.W. Pileggi	Con-way Pension Plan	10.3333	131,873	—
	Con-way Supplemental Excess Retirement Plans		109,666	—

(1)	Years of credited service are through December 31, 2006. Effective January 1, 2007, credited service ceased to accrue for all participants under the Con-way Pension Plan and the Con-way Supplemental Excess Retirement Plans.

(2)	Actuarial present value of accumulated plan benefit based on current compensation and computed as of December 31, 2007. Assumptions include retirement at earliest retirement age with an unreduced benefit; FAS disclosure rate of 6.60%; and the current RP 2000 mortality table. Earliest retirement ages at which the Named Executives are entitled to receive an unreduced benefit are as follows: age 55 for Messrs. Stotlar and Labrie; age 58 and 3 months for Mr. Schick; age 55 and 2 months for Mr. Bianco; age 58 and 7 months for Ms. Pileggi, and age 65 for Mr. McClimon.

(3)	Plan participants are not entitled to receive benefit payments while still employed by the Company.

The Company maintains the following qualified and non-qualified pension plans:

•	the Con-way Pension Plan, a tax-qualified defined benefit pension plan; and

•	the Con-way Supplemental Excess Retirement Plan and the Con-way 2005 Supplemental Excess Retirement Plan, each a nonqualified excess benefit plan.

Monthly retirement benefits under the Pension Plan are calculated by multiplying years of credited service by an amount equal to:

1.1% of the average final compensation plus

0.3% of the average final compensation in excess of Covered Compensation.

In addition, after an employee has completed 35 years of service, benefits for additional credited service earned are calculated based on 1.4% of the average final compensation.

“Covered Compensation” is the average of the taxable wage base under Section 230 of the Social Security Act for each of the 35 years ending with the earlier of 2016 or the year in which the participant attains Social Security retirement age.

The monthly retirement benefit determined using the formula above is for a life annuity for the life of the participant with full monthly payments continued to a designated beneficiary for the remainder of the first 60 monthly payments if the participant dies before 60 monthly payments have been made. Participants may choose other forms of payment, but regardless of the form chosen, the value of the retirement benefit is the actuarial equivalent of the form of payment described in the preceding sentence.

Employees who were plan participants as of December 31, 1989 have their pension benefits calculated using the greater of the current pension formula shown above, or the formula that was in effect as of December 31, 1989. This prior pension formula applies to Messrs. Stotlar, McClimon, and Schick.

The age 65 monthly benefit determined under the prior pension formula equals 2% of average final compensation for credited service through December 31, 1987, plus 1.5% of average final compensation for credited service after January 1, 1988 through December 31, 2006. This amount is then reduced by a Social Security Offset (which takes into account the participant’s Social Security benefit and years of Social Security participation), and further reduced if the participant did not elect to transfer their Common Stock Fund shares to the pension plan.

Plan participants who meet certain eligibility criteria may elect to retire and/or begin receiving benefits prior to age 65. The plan provides early retirement subsidies to plan participants under certain circumstances. For example, participants whose combined age and years of service equals or exceeds 85, and participants who have reached age 62 and have at least 20 years of service, are eligible to retire early with an unreduced retirement benefit.

Federal tax law limits the benefits available under defined benefit pension plans such as the Con-way Pension Plan. In addition, benefits do not accrue under the Pension Plan on compensation deferred under the Company’s deferred compensation plan. All participants in the Con-way Pension Plan as of December 31, 2006 who are affected by the federal tax law limits described above also participate in the supplemental retirement plans. Under those plans, a participant is entitled to receive retirement benefits determined in accordance with the Pension Plan benefits formula described above, offset by all benefits that the participant is entitled to receive under the Pension Plan (which reflect the federal tax law limits).

VIII.    2007 NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in 2007 ($)(1)	Registrant Contributions in 2007 ($)(2)	Aggregate Earnings in 2007 ($)(3)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance December 31, 2007 ($)(5)
D.W. Stotlar	224,189	87,014	(49,410)	—	965,838
K.C. Schick	—	31,648	14,812	(188,371)	233,177
R.L. Bianco	100,750	27,699	19,354	(59,078)	322,260
J.G. Labrie	—	19,532	(12,863)	—	141,540
D.S. McClimon	—	39,447	4,169	(34,652)	108,137
J.W. Pileggi	29,087	20,508	6,495	—	108,742

(1)	For Mr. Bianco, includes $40,000 deferral of 2007 base salary shown in Summary Compensation Table above. Other amounts shown in column are 2006 incentive compensation payouts or 2004-2006 Value Management Plan payouts that were deferred in 2007.

(2)	The amounts shown in this column are credits to the non-qualified Supplemental Retirement Savings Plan (SRSP), which provides company contributions in excess of those that can be made to the qualified 401(k) plan, due to IRS limits on compensation. Amounts shown include the fourth quarter 2007 company contribution posted to accounts on January 9, 2008. More information about the SRSP is provided below. The Company does not make contributions to deferred compensation accounts on behalf of the Named Executives.

3)	For Ms. Pileggi and Messrs. Schick and McClimon, reflects amounts credited quarterly to deferred compensation account balances based on the Bank of America prime rate for that quarter (the rates for each of the four quarters were 8.25%, 8.25%, 7.75%, and 7.75%, respectively). For Messrs. Stotlar and Labrie, reflects a combination of the change in value of Phantom Stock Units (“PSUs”), dividend equivalents on PSUs, and amounts credited to the non-PSU portion of deferred compensation account balances at the Bank of America prime rate. For Mr. Bianco, reflects amounts credited quarterly to deferred compensation account balances based on the Bank of America prime rate for that quarter (for pre-2007 deferrals) and increase or decrease in value of investment funds selected by Mr. Bianco from a list of mutual funds (for 2007 deferrals). For all Named Executives, reflects amounts credited quarterly to Supplemental Retirement Savings Plan account balances based on increase or decrease in value of investment funds selected by the Named Executive from a list of mutual funds.

(4)	Reflects amounts deferred in 2000 for Mr. Schick and 2002 for Messrs. Bianco and McClimon as to which Named Executives elected a 2007 pre-retirement distribution at the time of deferral.

(5)	Includes 13,508 PSUs for Mr. Stotlar and 2,941 PSUs for Mr. Labrie, valued at $41.54, the closing price of the Company’s common stock on December 31, 2007. Amounts shown include $552,553, $95,750, $69,237, $50,000, and $92,984 in total deferrals that have been reported as compensation in prior years’ Summary Compensation Tables for Messrs. Stotlar, Bianco, Labrie, McClimon, and Schick, respectively.

The table above reflects contributions, earnings and withdrawals for the Named Executives under the Company’s deferred compensation plans and its Supplemental Retirement Savings Plan.

Deferred Compensation Plans

The Company maintains a deferred compensation program for eligible highly compensated employees. Only employees at director level and above with annual base salaries of at least $125,000 are eligible to participate. Each year the Compensation Committee approves the list of employees who meet the eligibility criteria.

A participant in the Company’s deferred compensation program may elect to defer base salary, annual performance bonus and/or Value Management Plan awards. For each type of compensation deferred, the participant cannot elect to defer less than $2,000 or more than 90%. The Company does not contribute to the deferred compensation plan on behalf of participants.

Deferred compensation account balances for years prior to 2007 are credited with returns based on the Bank of America Prime Rate, unless the participant elects (i) to have some or all of the account balances fluctuate based on the performance of one or more investment funds selected by the participant from a specified group of available funds or (ii) to convert some or all of the account balances into phantom stock units as described below. The Bank of America prime rate is adjusted quarterly. The Compensation Committee in its discretion may select a fixed rate of return other than the Bank of America prime rate to apply to pre-2007 balances in the future.

For deferrals made for plan years after 2006, participants must select one or more funds from a specified group of available funds. Each participant’s account balance for that plan year (excluding any portion converted into phantom stock units) will fluctuate based on the performance of the funds selected by the participant. A participant may change from one investment fund to another at any time.

Once a year participants may elect to convert all or a part of their deferred compensation account balances into “phantom stock units.” Elections made to convert into phantom stock units are irrevocable, so executives maintain their investments in the phantom stock units until they leave the Company at retirement or upon termination of employment. These elections are made in December or January and are approved by the Compensation Committee in January, with the actual conversion taking place on February 1. Each participant who makes the election is credited with a number of phantom stock units determined by dividing the amount converted by the closing price of the Company’s common stock on February 1. All phantom stock units are credited with a return based on the performance of the Company’s common stock, including dividends paid on the common stock.

A participant may elect to defer compensation for a specified period of time (but not less than 5 years) or until retirement. A participant who defers compensation until retirement may elect to receive his or her account balance in a lump sum at retirement or in quarterly installments over a period of 5 or 10 years. A participant may also elect between a lump sum and installments if the participant’s employment is terminated before retirement. However, regardless of any such election, if a participant’s employment is terminated within one year after a change in control, the account balance is paid to the participant in a lump sum.

Con-way Supplemental Retirement Savings Plan

Federal tax law limits the benefits available under 401(k) plans such as the Con-way Retirement Savings Plan. The Company established the Con-way Supplemental Retirement Savings Plan effective January 1, 2007 to provide Company basic, transition and matching contributions that cannot be made to the tax-qualified Retirement Savings Plan due to these tax law limits. All participants in the Con-way Retirement Savings Plan who are subject to these limits or are eligible and have elected to defer compensation are automatically enrolled in the Con-way Supplemental Retirement Savings Plan.

Plan participants select one or more funds from a specified group of available funds. Each participant’s account balance for that plan year will fluctuate based on the performance of the funds selected by the participant.

The Con-way deferred compensation program and Supplemental Retirement Savings Plan are not funded plans. However, the Company has contributed assets to a grantor trust intended to cover the Company’s liabilities under the plans. Assets placed in the grantor trust are subject to the claims of general creditors of the Company for amounts that the Company owes them.

IX.    OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS

The Company’s change in control program is discussed in the Compensation Discussion and Analysis above under “Post-Employment Compensation—Severance Payments in Connection with a Change in Control.” The table below, and the accompanying footnotes, show the estimated payments that each of the Named Executives would have been entitled to receive had his or her employment been terminated as of December 31, 2007 as a result of a “severance qualifying” termination in connection with a change in control. Under the terms of his severance agreement with the Company (described above in the Compensation Discussion and Analysis, under “2007 Compensation of Named Executives”), Mr. McClimon released all claims to change in control payments and benefits, and as a result is not included in the table below.

Executive Benefits and Payments Upon Change in Control

Compensation	Stotlar ($)	Schick ($)	Bianco ($)	Labrie ($)	Pileggi ($)

Base Salary	2,085,096	1,071,096	1,119,144	1,200,108	1,011,036
Short-term incentive	2,085,096	803,322	839,358	900,081	758,277
Long-term incentive(1)	412,603	119,220	124,565	116,257	112,532
Stock Options/Restricted Stock Unvested and accelerated(2)	1,187,799	12,012	331,928	331,928	12,012
Benefits and Perquisites Continued Medical, Dental, Vision Coverage(3)	38,410	38,410	38,410	38,410	12,962
Continued Life, Disability, AD&D and Long-Term Care Coverage(4)	12,745	9,107	7,970	8,195	7,470
Accrued Vacation Pay(5)	111,563	56,697	36,982	53,851	24,706
Outplacement Services(6)	10,000	10,000	10,000	10,000	10,000
280G Tax Gross-up	2,108,000	—	925,153	868,113	883,266

Total	8,051,312	2,119,864	3,433,510	3,526,943	2,832,261

(1)	Equals the value of following numbers of Performance Share Plan Units that vest based on $41.54 per share issuable for each Unit: Mr. Stotlar, 9,932.7; Mr. Schick, 2,870; Mr. Bianco, 2,998.7; Mr. Labrie, 2,798.7; and Ms. Pileggi, 2,709.

(2)	Equals the value of “in the money” stock options and shares of restricted stock that vest in each case based on $41.54 per share, the closing price of the Company’s common stock on December 31, 2007: Mr. Stotlar, 3,375 stock options and 27,897 shares of restricted stock; Mr. Schick, 1,400 stock options and 0 shares of restricted stock; Mr. Bianco, 2,375 stock options and 7,500 shares of restricted stock; Mr. Labrie, 2,375 stock options and 7,500 shares of restricted stock; and Ms. Pileggi, 1,400 stock options and 0 shares of restricted stock.

(3)	Equals the estimated cost of providing continued medical, dental and vision coverage to the Named Executive and his or her dependants for three years.

(4)	Equals the estimated cost of providing continued life and long-term care coverage to the Named Executive for three years. Because the Company self-insures for disability and AD&D, there are no incremental charges for providing the coverage unless and until a covered event occurs.

(5)	Equals payment for the accrued vacation pay, as follows: Mr. Stotlar, 41.7 days; Mr. Schick, 40.6 days; Mr. Bianco, 25.8 days; Mr. Labrie, 35.0 days; and Ms, Pileggi, 19.1 days.

(6)	Equals estimated cost of outplacement services.

In general, a change in control occurs if:

•	25% of the Company’s voting securities are acquired by an outsider;

•	Members of the Board serving as of January 1, 2006 cease to constitute a majority of Directors;

•	The Company merges with or is consolidated into another company; and

•	The Company is liquidated or there is a disposition of more than 75% of the Company’s assets.

A change in control also occurs if the Company disposes of a business unit, but only as to executives employed by that business unit (unless the transaction also constitutes a sale of more than 75% of the Company’s assets, in which case it is a change in control as to all executives).

Each of the change in control events described above is subject to various qualifications, exceptions and limitations, and we refer you to the Company’s 2006 Equity and Incentive Plan for more details. The Plan is attached as Appendix B to the Company’s 2006 Proxy Statement, which can be found on the Company’s website, www.con-way.com, under the heading “Investor Relations, Annual Report, Proxy and Other SEC Filings.” You can also refer to the individual severance agreements, which the Company entered into with each of the Named Executives. The forms of these agreements are attached to the Company’s Report on Form 8-K that was filed with the SEC on December 6, 2005. This 8-K can be found on the Company’s website, www.con-way.com, under the heading “Investor Relations, Annual Report, Proxy and Other SEC Filings.”

For executives to be entitled to receive severance benefits there must occur both a change in control and a termination of employment, a so-called “double trigger.” In general, the termination of employment must occur within a specified period of time after the change in control occurs. For the Named Executives and six other senior executives, the termination must occur within two years after the change in control. For the other approximately 50 executive officers entitled to receive severance benefits, the termination must occur within one year after the change in control.

A termination of employment can be actual or constructive. A constructive termination occurs if the executive terminates his or her employment for “good reason” “Good reason” is defined in the severance documents and generally exists when an executive’s duties, compensation or place of employment are changed so drastically that the executive is no longer viewed as having the same job.

The forms of these agreements are attached to the Company’s Report on Form 8-K that was filed with the SEC on December 6, 2005. This 8-K can be found on the Company’s website, www.con-way.com, under the heading “Investor Relations, Annual Report, Proxy and Other SEC Filings.”

If a change in control and termination of employment occurs, each of the Named Executives is entitled to receive:

•	Lump Sum Payment: a lump sum severance payment equal to three years annual base salary and target annual performance bonus;

•	Health and Dental Benefits: Continued health benefits for the executive and his or her dependents for a period of three years;

•

Life, Disability, Accident and Long-Term Care Benefits:  Continued life, disability and accident and long-term care benefits for the executive for a period of three years at no greater cost to the executive than the cost to the executive immediately prior to the change in control; and

•	Outplacement Services: Outplacement services determined by the Company to be suitable to the executive’s position.

The federal tax law imposes a 20% excise tax on change-in-control payments that are considered excessive (so-called “excess parachute payments”). In general, the excise tax applies if the change-in-control payments equal or exceed three times the average of the executive’s compensation during the five calendar years before the year in which the change in control occurs. The Company’s individual severance agreements provide for executives to receive a tax “gross-up” so that the executive receives not only the severance benefits called for in the severance agreements but also an additional amount to place the executive in the same position as if the excise tax did not apply. Currently the Named Executives and six other senior executives have individual severance agreements and are eligible to receive the tax gross-up.

In addition to the benefits described above that are available under the severance agreements and severance plans, the Company’s equity and incentive plan and award agreements also provide for early vesting of long-term incentive compensation awards (see “Severance Payments; Contingent Payments and Benefits in Connection with a Change in Control” in the Compensation Discussion and Analysis above. Also, upon a termination of employment in connection with a change in control occurring on December 31, 2007, each of the Named Executives would also be entitled to receive his 2007 annual performance bonus and his or her 2005 - 2007 Value Management Plan award payout, since the performance periods applicable to those awards would have been completed.

In the case of any termination of employment (whether voluntary, involuntary not for cause, involuntary for cause, or upon death, disability or a change in control, and whether or not on December 31, 2007), each of the Named Executives would be entitled to: (i) his or her deferred compensation account balance shown in the 2007 Nonqualified Deferred Compensation Table shown above, to be payable as provided in the distribution elections made by the Named Executive or, notwithstanding those elections, in a lump sum if his or her employment is terminated within one year following certain change in control transactions; and (ii) his accrued pension benefit shown in the 2007 Pension Benefits table, to be payable in accordance with the terms of the Con-way Pension Plan and Supplemental Excess Retirement Plans. As an employee who had attained age 55 and at least 10 years of service as of December 31, 2007, Mr. Schick would have been eligible to begin receiving monthly benefit payments under the Con-way Pension Plan and under the Con-way Supplemental Excess Retirement Plans starting on January 1, 2007.

As discussed under “Involuntary Not-for-Cause Termination” the Company may, in its discretion, enter into a severance agreement with an executive who is being involuntarily terminated other than for cause. However, since the terms of these agreements vary, and are subject to approval by the Chief Executive Officer (or, if the severance agreement is with the Chief Executive Officer or a Senior Vice President, by the Board of Directors), we are unable to disclose the payments, if any, that might be received by a departing Named Executive. However, in 2007 the Company entered into a severance agreement with David S. McClimon, the terms of which are discussed under “2007 Compensation of Named Executives” in the Compensation Discussion and Analysis above.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Members of the Compensation Committee are all independent directors of the Company and have no other relationships with the Company and its subsidiaries.

AUDIT COMMITTEE REPORT

In connection with its review of the audited financial statements of the Company for the fiscal year ended December 31, 2007, the Audit Committee reviewed and discussed the audited financial statements with management, and discussed with KPMG LLP, the Company’s independent auditors, the matters required to be discussed by the statement on Accounting Standards No. 114, as amended (AICPA, Professional Standards, Vol. I, AU 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and discussed with KPMG LLP their independence from the Company.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2007, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

John J. Anton	Margaret G. Gill
William R. Corbin	John C. Pope, Chairman

RATIFICATION OF AUDITORS

At last year’s annual meeting, shareholders approved the appointment of KPMG LLP as independent public accountants to audit the consolidated financial statements of the Company for the year ended December 31, 2007. The Board recommends that shareholders vote in favor of ratifying the reappointment of KPMG LLP as the Company’s independent auditors for the year ending December 31, 2008. A representative of the firm will be present at the Annual Meeting of Shareholders with the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from shareholders. The Company has been informed by KPMG LLP that neither the firm nor any of its members or their associates has any direct financial interest or material indirect financial interest in the Company or its affiliates.

Fees

During the Company’s fiscal years ended December 31, 2007 and December 31, 2006, the Company was billed the following aggregate fees by KPMG LLP.

Audit Fees.    The aggregate fees billed by KPMG LLP to the Company for professional services for the audit of the Company’s annual financial statements for the fiscal year, for reviews of the financial statements included in the Company’s Forms 10-Q for the fiscal year, and for services provided by KPMG LLP in connection with statutory or regulatory filings for the fiscal year, were $1,925,000 for the fiscal year ended 2007 and $1,713,019 for the fiscal year ended 2006.

Audit-related Fees.    The aggregate fees billed by KPMG LLP to the Company for assurance and related services were $71,200 for the fiscal year ended 2007 and $68,900 for the fiscal year ended 2006. These fees were for the audit of employee benefit plans.

Tax Fees.    The aggregate fees billed by KPMG LLP to the Company for professional services rendered for tax compliance, tax advice and tax planning were $24,925 for the fiscal year ended 2007 and $253,837 for the fiscal year ended 2006.

All Other Fees.    No fees were billed by KPMG LLP to the Company for products and services rendered for fiscal year 2006 or 2007, other than the Audit Fees, Audit-related Fees, and Tax Fees described in the preceding three paragraphs.

All of the services performed by KPMG LLP during 2007 were pre-approved by the Audit Committee of the Company’s Board of Directors, which concluded that the provision of the non-audit services described above is compatible with maintaining KPMG LLP’s independence.

Pre-Approval Policies and Procedures

Prior to retaining KPMG LLP to provide services in any fiscal year, the Audit Committee first reviews and approves KPMG’s fee proposal and engagement letter. In the fee proposal, each category of services (Audit, Audit Related, Tax and All Other) is broken down into subcategories that describe the nature of the services to be rendered, and the fees for such services. For 2007, the Audit Committee also approved nominal additional fees (beyond those included in the KPMG fee proposal) for services in a limited number of subcategories, based on the Company’s experience regarding the unanticipated need for such services during the year. The Company’s pre-approval policy provides that the Audit Committee must specifically pre-approve any engagement of KPMG for services outside the scope of the fee proposal and engagement letter.

SHAREHOLDER PROPOSAL

The Teamsters General Fund, care of the International Brotherhood of Teamsters, 25 Louisiana Avenue, NW, Washington DC 20001, which owns 100 shares of the Company’s common stock, has stated its intention to present the following proposal at the 2008 Annual Meeting of Shareholders. The proposal and supporting statement, for which the Board of Directors and Company accept no responsibility, are set forth below. The board opposes this proposal for the reasons stated after such proposal.

RESOLVED:    That Con-Way Inc. (“Con-Way”) stockholders urge the Board of Directors take the necessary steps, in compliance with state law, to declassify the Board for the purpose of director elections. The board declassification shall be completed in a manner that does not affect the unexpired terms of directors previously elected.

SUPPORTING STATEMENT:    Con-Way’s Board is divided into three classes of directors serving staggered three-year terms. This means an individual director faces election only once every three years, and shareholders only vote on roughly a third of the board each year.

Companies often defend classified boards by suggesting that they preserve continuity. We think continuity is insured through director re-elections. When directors are performing well they routinely are re-elected with majorities over 95%.

We believe that annual elections can pave the way for improved board sensitivity to important shareholder issues. In particular, it can help speed the diversification of Con-Way’s Board and introduce new perspectives.

In addition, a declassified board allows the company to respond quickly to changes by giving the board the ability to appoint more qualified candidates each year. A declassified board can help give Con-Way the flexibility it needs as it faces new challenges.

By adopting annual elections, Con-way’s Board will be more accountable to shareholders whose interests they are elected to represent.

We urge you to vote YES for this proposal.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

The Board of Directors of the Company is firmly committed to maintaining the highest standards of corporate governance. We believe there is no single approach to corporate governance that suits all companies and that the key consideration is whether the Company’s corporate governance practices support and promote shareholder interests given the Company’s specific circumstances.

The Board of Directors of the Company has given careful consideration to this shareholder proposal and continues to believe that a classified board structure is in the best interests of the Company’s shareholders. The classified board structure was approved by a vote of the Company’s shareholders in 1985, and the Board believes that the reasons for adopting the classified board structure remain just as valid today. In particular, the Board of Directors believes that shareholders should consider the following factors:

•

Stability and Experience—Classification gives the Board greater continuity of experience and knowledge of the business affairs of the Company, since at all times approximately two-thirds of the Board will have at least one year of service. Given the complex nature of the Company’s operations, the Board feels that this stability and knowledge enhances the effectiveness of the Directors in their oversight of the Company’s business and strategy.

•

Long-Term Outlook in a Cyclical Industry—The Board believes that Directors should be focused on the long-term interests of shareholders and a classified board increases the ability of the Board to focus on creating long-term shareholder value. The Board believes that this is particularly important for the Company, given that it operates in a cyclical industry.

•

Protection Against Undue Influence of Minority Holders—With staggered elections, two successive annual meetings are required in order to elect a majority of the Board of Directors. As a result, a classified board may serve as an obstacle to any sudden and disruptive attempts by various individuals and entities to acquire significant minority positions in the Company with the intent of obtaining actual control by electing their own slate of directors, or of achieving some other goal, such as the repurchase of their shares at a premium, by threatening to obtain such control. These dissidents often threaten to elect a company’s entire board of directors through a proxy contest or otherwise, even though they do not own a majority of the company’s outstanding shares entitled to vote. The Company’s classified Board may discourage such purchases because its provisions operate to delay the purchaser’s ability to obtain control of the Board in a relatively short period of time. For this reason, a person seeking to acquire control of the Company also is encouraged to initiate such action through arm’s-length negotiations with management and the Board of Directors, who are in a position to negotiate a transaction that is fair to all of the Company’s shareholders.

•

Protection Against Unfair Takeover Proposals—The Board believes that the classified board structure provides it with valuable leverage to deliver shareholder value in the event of a potential takeover situation. Again, by requiring two successive annual meetings to take control of the Board, the classified board structure prevents a rapid takeover of the Company and requires a potential buyer to negotiate with a board consisting of a majority of seasoned directors independent of the potential acquiror. This leverage is critical given the cyclical industry in which the Company operates and the possibility for a potential bidder to attempt to exploit temporarily depressed valuations. The classified board structure provides the Board of Directors with the time necessary to evaluate the adequacy and fairness of an acquisition proposal, carefully evaluate potential alternatives and negotiate on behalf of all shareholders.

•

Independence and Accountability—Our Board of Directors is overwhelmingly independent, with 12 of 13 directors meeting the independence tests established by the New York Stock Exchange. The only insider serving on the Board is our Chief Executive Officer. Seven of our current 13 directors have joined the Board since 2003, bringing fresh perspectives to our Board deliberations. The independence of our Board significantly undermines the plausibility of the primary academic argument put forward by proponents of declassification—management entrenchment. Our Directors are fully accountable to shareholders, and the fiduciary duties of the Board of Directors are identical whether or not the Directors are elected annually.

Approval of this advisory proposal requires the favorable vote of the holders of a majority of the voting power represented at the meeting. Approval of this proposal would not automatically eliminate our classified board, but would serve as a recommendation to the Board of Directors to take necessary steps to eliminate the classified Board. Such steps would require the repeal of the classified board provision in the Company’s Certificate of Incorporation and, under the terms of the Certificate of Incorporation previously approved by the Company’s shareholders, declassification would require the favorable vote of the holders of at least 80% of the then-outstanding shares of voting stock of the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY BELIEVES IT IS IN THE INTERESTS OF SHAREHOLDERS TO REJECT THE PROPOSAL AND RECOMMENDS A VOTE AGAINST THE PROPOSAL.

PRINCIPAL SHAREHOLDERS

According to information furnished to the Company as of February 15, 2008, the only persons known to the Company to own beneficially an interest in excess of 5% of the shares of Common Stock are set forth below. Such information is as reported in the most recent Schedule 13G filed by each such person with the Securities and Exchange Commission.

Name and Address	Amount and Nature of Beneficial Ownership		Percent of Class
Invesco Ltd.	4,399,203 Common	(1)	9.7%
1360 Peachtree Street NE Atlanta, GA 30309
FMR LLC	3,570,473 Common	(2)	7.9%
82 Devonshire Street Boston, MA 02109
Hotchkis and Wiley Capital Management, LLC	3,248,678 Common	(3)	7.2%
725 South Figueroa Street, 39th Floor Los Angeles, CA 90017
Impala Asset Management LLC	2.971,712 Common	(4)	6.6%
134 Main Street New Canaan, CT 06840
Artisan Partners Limited Partnership	2,502,400 Common	(5)	5.5%
875 East Wisconsin Avenue, Suite 800 Milwaukee, WI 53202
Sasco Capital, Inc.	2,303,350 Common	(6)	5.1%
10 Sasco Hill Road Fairfield, CT 06824

(1)	Invesco Ltd. and its subsidiaries AIM Funds Management, Inc., PowerShares Capital Management LLC, Invesco Management S.A., Invesco Institutional (N.A.), Inc., PowerShares Capital Mgmt Ireland LTD and Invesco National Trust Company have, in the aggregate, sole voting power over 4,399,203 shares, shared voting power over 0 shares, sole dispositive power over 4,399,203 shares and shared dispositive power over 0 shares.

(2)	FMR LLC, and its direct and indirect subsidiaries have, in the aggregate, sole voting power over 23,006 shares, shared voting power over 0 shares, sole dispositive power over 3,570,473 shares and shared dispositive power over 0 shares.

(3)	Hotchkis and Wiley Capital Management, LLC has sole voting power over 2,739,278 shares, shared voting power over 0 shares, sole dispositive power over 3,248,678 shares and shared dispositive power over 0 shares.

(4)	Impala Asset Management LLC has sole voting power over 0 shares, shared voting power over 2,971,712 shares, sole dispositive power over 0 shares and shared dispositive power over 2,971,712 shares.

(5)	Artisan Partners Limited Partnership and its affiliates Artisan Investment Corporation., ZFIC, inc., Andrew A. Ziegler and Carlene M. Ziegler, have, in the aggregate, sole voting power over 0 shares, shared voting power over 2,452,800 shares, sole dispositive power over 0 shares and shared dispositive power over 2,502,400 shares.

(6)	Sasco Capital, Inc. has sole voting power over 1,097,350 shares, shared voting power over 0 shares, sole dispositive power over 2,303,350 shares and shared dispositive power over 0 shares.

COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT

The Company believes that, during 2007, its executive officers and directors have complied with all filing requirements under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

CONFIDENTIAL VOTING

Under the confidential voting policy adopted by the Board of Directors, all proxies, ballots, and voting materials that identify the votes of specific shareholders will be kept confidential from the Company except as may be required by law or to assist in the pursuit or defense of claims or judicial actions and except in the event of a contested proxy solicitation. In addition, comments written on proxies, ballots, or other voting materials, together with the name and address of the commenting shareholder, will be made available to the Company without reference to the vote of the shareholder, except where such vote is included in the comment or disclosure is necessary to understand the comment. Certain vote tabulation information may also be made available to the Company, provided that the Company is unable to determine how any particular shareholder voted.

Access to proxies, ballots, and other shareholder voting records will be limited to inspectors of election who are not employees of the Company and to certain Company employees and agents engaged in the receipt, count, and tabulation of proxies.

SUBMISSION OF SHAREHOLDER PROPOSALS

Shareholder proposals intended for inclusion in the next year’s proxy statement pursuant to Rule 14a-8 under the Exchange Act must be directed to the Corporate Secretary, Con-way Inc., at 2855 Campus Drive, Suite 300, San Mateo, California 94403, and must be received by November 14, 2008. In order for proposals of shareholders made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Corporate Secretary at the above address by January 22, 2009. The Company’s Bylaws require that proposals of shareholders made outside of Rule 14a-8 under the Exchange Act must be submitted, in accordance with the requirements of the Bylaws, not later than January 22, 2009 and not earlier than December 23, 2008.

OTHER MATTERS

The Company will furnish to interested shareholders, free of charge, a copy of its 2007 Annual Report on Form 10-K filed with the Securities and Exchange Commission. The report will be available for mailing after March 20, 2008. Please direct your written request to the Corporate Secretary, Con-way Inc., 2855 Campus Drive, Suite 300, San Mateo, California 94403.

Your Board knows of no other matters to be presented at the meeting. If any other matters come before the meeting, it is the intention of the proxy holders to vote on such matters in accordance with their best judgment.

The expense of proxy solicitation will be borne by the Company. The solicitation is being made by mail and may also be made by telephone, telegraph, facsimile, or personally by directors, officers, and regular employees of the Company who will receive no extra compensation for their services. In addition, the Company has engaged the services of Innisfree M&A Incorporated, New York, New York, to assist in the solicitation of proxies for a fee of $10,000, plus expenses. The Company will reimburse banks, brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy material to beneficial owners of the Company’s voting stock.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE MEETING. PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING WHITE PROXY CARD AS SOON AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Jennifer W. Pileggi
JENNIFER W. PILEGGI Secretary

March 14, 2008

Appendix A

List of Companies in General Industry Database

A. O. Smith Corporation

Abercrombie & Fitch

ABM Industries Incorporated

ACCO Brands Corporation

AEI Services LLC

AGL Resources Inc.

Air Products and Chemicals, Inc.

Albemarle Corporation

Alberto-Culver Company

Alcon Laboratories, Inc.

Allegheny Energy, Inc.

Allergan, Inc.

ALLTEL Corporation

Ameren Corporation

American Greetings Corporation

AMSTED Industries Incorporated

Andrew Corporation

AnnTaylor Stores Corporation

Armstrong World Industries, Inc.

Asbury Automotive Group

AutoZone, Inc.

Avaya Inc.

Avery Dennison Corporation

Avis Budget Group

BAE Systems Land & Armaments

Baker Hughes Incorporated

Ball Corporation

Becton Dickinson and Company

Belden Inc.

Belk, Inc.

Big Lots, Inc.

Bimbo Bakeries USA

The Black & Decker Corporation

Blockbuster Inc.

The Bon-Ton Stores, Inc.

BorgWarner Inc.

Brady Corporation

Brightpoint, Inc.

Brown Shoe Company, Inc.

C. R. Bard, Inc.

Cadbury Schweppes plc

Callaway Golf Company

Cameron International Corporation

Campbell Soup Company

CDW Corporation

CenterPoint Energy

Ceridian Corporation

Chaparral Steel Company

Chicago Bridge and Iron Company

Chiquita Brands International, Inc.

ChoicePoint Inc.

Cleco Corporation

Cleveland-Cliffs Inc

The Clorox Company

CMS Energy Corporation

Coca-Cola Bottling Co. Consolidated

Cooper Industries, Inc.

Corn Products International Inc

Corporate Express, Inc.

Covance

Covidien

Crate and Barrel

Curtiss-Wright Corporation

Dade Behring Inc.

Dal-Tile International Inc.

Darden Restaurants, Inc.

Del Monte Foods Company

Deluxe Corporation

Diageo North America, Inc.

Dick’s Sporting Goods, Inc.

Diebold, Incorporated

Dollar General Corporation

Donaldson Company, Inc.

Dover Corporation

DSW Inc.

DTE Energy Company

The Dun & Bradstreet Corporation

Dynegy Inc.

Eastman Chemical Company

Ecolab Inc.

Edwards Lifesciences LLC

El Paso Corporation

Energizer Holdings, Inc.

Equifax Inc.

Equity Office Properties Trust

Essilor of America

Experian Services Corp.

Federal Signal

Federal-Mogul Corporation

The Finish Line, Inc.

First Data Corporation

Fleetwood Enterprises, Inc.

FMC Technologies

Fortune Brands, Inc.

Foster Wheeler Corporation

GATX Corporation

Global Crossing Ltd.

Goodrich Corporation

Granite Construction Incorporated

Graphic Packaging Corporation

Greyhound Lines, Inc.

H&R Block

H. B. Fuller Company

H. J. Heinz Company

Hallmark Cards, Inc.

Hanesbrands, Inc.

Hannaford Bros. Co.

Harley-Davidson Motor Company Inc.

Hasbro, Inc.

Herman Miller, Inc.

The Hershey Company

Hewitt Associates LLC

Hilton Hotels Corporation

Hormel Foods Corporation

Hubbell Incorporated

Idearc Media

Int’l Truck and Engine Corporation

Iron Mountain, Inc.

ITT Corporation

Johns Manville

JohnsonDiversey

Joy Global Inc.

Kaman Corporation

Kennametal Inc.

Kinetic Concepts Inc.

King Pharmaceuticals, Inc

L’Oreal USA, Inc.

L.L. Bean Incorporated

Land O Lakes

Levi Strauss & Co.

Longs Drug Stores, Inc.

Lorillard Tobacco Company

LVMH Moet Hennessy Louis Vuitton Inc.

Martin Marietta Materials, Inc.

Mattel, Inc.

McCormick & Company, Inc.

MeadWestvaco Corporation

Miller Brewing Company

Mirant Corporation

Molson Coors Brewing Company

MoneyGram International, Inc.

NCR Corporation

Nestle Purina PetCare Company

Nestle USA

The New York Times Company

Nintendo of America

NiSource Inc.

Nordstrom

Novo Nordisk Pharmaceuticals Inc.

OfficeMax Incorporated

Olin Corporation

Owens-Illinois, Inc.

Packaging Corporation of America

Pactiv Corporation

Panasonic Corp of North America

The Pantry, Inc.

Papa John’s International

Payless ShoeSource Inc.

Pella Corporation

Pernod Ricard USA

Philips Electronics Corporation

Phillips-Van Heusen Corporation

Pioneer Natural Resources Company

Pitney Bowes, Inc.

Polaris Industries Inc.

Polo Ralph Lauren Corporation

Portland General Electric Company

Potash Corporation of Saskatchewan Inc.

PPL Corporation

Praxair, Inc.

Quest Diagnostics Incorporated

Rayonier Inc.

Realogy Corporation

Retail Ventures

Revlon Inc.

Reynolds American Inc.

Rhodia, Inc.

Rockwell Automation

Rockwell Collins

Rohm and Haas Company

Ross Stores, Inc.

S.C. Johnson Consumer Products

Sandia National Laboratories

Sanofi Pasteur

Sauer-Danfoss Inc.

SCANA Corporation

Schneider Electric USA

Schneider National, Inc.

Schreiber Foods Inc.

The Scotts Miracle-Gro Company

Sealed Air Corporation

Sensient Technologies Corporation

The ServiceMaster Company

The Sherwin-Williams Company

Smith & Nephew Inc.

Smurfit-Stone Container Corporation

Sodexho, Inc.

Solo Cup

Sonoco Products Company

The Stanley Works

Starwood Hotels & Resorts Worldwide, Inc.

Steelcase Inc.

Stryker Corporation

Superior Essex Inc.

Takeda Pharmaceuticals North America, Inc.

TAP Pharmaceutical Products Inc.

Temple-Inland Inc.

Tenet Healthcare Corporation

Thomas & Betts Corporation

The Thomson Corporation

The Timberland Company

The Timken Company

Toshiba America, Inc.

TransUnion, LLC

Tribune Company

True Value Company

Tupperware Corporation

Unilever United States, Inc.

Unisys Corporation

United Space Alliance

United States Enrichment Corporation

United Stationers Inc.

USG Corporation

UST Inc.

Valmont Industries, Inc.

Valves & Measurement

Vulcan Materials Company

W. L. Gore & Associates, Inc.

W. R. Grace & Co.

W.W. Grainger, Inc.

Walter Industries, Inc.

Washington Group International, Inc.

Waters Corporation

Wendy’s International Inc.

Westinghouse Electric Co.

Williams-Sonoma, Inc.

Wm. Wrigley Jr. Company

Wolters Kluwer U.S.

Wyndham Worldwide Corporation

Yum! Brands, Inc.

A-1

DETACH PROXY CARD HERE Please Sign, Date and Return Promptly in the Enclosed Envelope. Votes must be indicated (x) in Black or Blue ink. The Board of Directors recommends a vote FOR the election of directors below. 1. Election of four Class II directors for a three-year term. For All WITHOLD FOR ALL FOR, EXCEPT WITHHOLD FROM THE FOLLOWING NOMINEE(S) Nominees: 01-Michael J. Murray, 02- Robert D. Rogers, 03-William J. Schroeder, 04-Chelsea C. White III (Instructions: To withhold authority to vote for any individual nominee, mark the “FOR, EXCEPT WITHHOLD FROM THE FOLLOWING NOMINEE(S)” box and write that nominee’s name on the following blank line.) Exception To change your address, please mark this box. The Board of Directors recommends a vote FOR item 2 below. FOR AGAINST ABSTAIN 2. Ratify appointment of Independent Auditors The Board of Directors recommends a vote AGAINST item 3 below. FOR AGAINST ABSTAIN 3. Declassification of Board of Directors The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting and any adjournments or postponements thereof. Note: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. Date Share Owner sign here Co-Owner sign here

CON-WAY INC. This Proxy is Solicited on Behalf of the Board of Directors of Con-way Inc. The undersigned appoints M.G. GILL, R. JAUNICH II and J.C. POPE and each of them, the proxies of the undersigned, with full power of substitution, to vote the stock of Con-way Inc., which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on Tuesday, April 22, 2008 at 9:00 A.M. at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware, and at any adjournments or postponements thereof. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof. You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of directors, FOR item 2 and AGAINST item 3 on the reverse side. (PLEASE SIGN THIS CARD ON THE REVERSE SIDE) To include any comments, please mark this box. CON-WAY INC. PROXY PROCESSING P.O. BOX 3548 S HACKENSACK NJ 07606-9248

Please Sign, Date and Return Promptly in the Enclosed Envelope. Votes must be indicated (x) in Black or Blue ink. The Board of Directors recommends a vote FOR the election of directors below. 1. Election of four Class II directors for a three-year term. FOR ALL WITHHOLD FOR ALL FOR, EXCEPT WITHHOLD FROM THE FOLLOWING NOMINEE(S) Nominees: 01-Michael J. Murray, 02- Robert D. Rogers, 03-William J. Schroeder, 04-Chelsea C. White III (Instructions: To withhold authority to vote for any individual nominee, mark the “FOR, EXCEPT WITHHOLD FROM THE FOLLOWING NOMINEE(S)” box and write that nominee’s name on the following blank line.) Exception To change your address, please mark this box. The Board of Directors recommends a vote FOR item 2 below. FOR AGAINST ABSTAIN 2. Ratify appointment of Independent Auditors The Board of Directors recommends a vote AGAINST item 3 below. FOR AGAINST ABSTAIN 3. Declassification of Board of Directors The Trustee is hereby directed to authorize the proxies to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof. Note: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. Date Share Owner sign here Co-Owner sign here

Con-way Dear Fellow Employee: March 14, 2008 Enclosed is proxy material for the Con-way Inc. Annual Meeting of Shareholders to be held on April 22, 2008. This material is being sent to you as a participant in the Con-way Inc. Retirement Savings Plan and includes (1) the Company’s 2008 Proxy Statement and 2007 Annual Report, (2) a card to instruct T. Rowe Price Trust Company, the Plan Trustee, as to how you wish the shares of Company stock credited to your account to be voted, (3) if you wish to instruct the Trustee to vote the preferred shares of Company stock credited to your account differently than the common shares, a direction form to instruct the Trustee as to how you wish to vote such preferred shares, and (4) an envelope to forward your instructions to The Bank of New York, the Company’s stock transfer agent. In order to vote the Company shares credited to your account, you must complete and return the enclosed instruction card giving the Trustee specific voting instructions for the common and preferred shares. If you wish, you may sign and return the card without giving specific voting instructions and the shares will be voted as recommended by the Con-way Inc. Board of Directors. The instruction card will direct the Trustee to vote both the common and preferred shares of Company stock credited to your account. If you wish to vote the preferred shares of stock differently than the common shares, you must also complete the preferred stock direction form and return it to The Bank of New York with the instruction card. Under the terms of the Plan, the Trustee votes the shares of each class of Company stock credited to your account for which it does not receive a signed instruction card on a timely basis in the same manner and proportion as the shares in such class of stock for which it does receive valid voting instructions on a timely basis. Your instruction card must be returned directly to The Bank of New York, the Company’s stock transfer agent. It will be treated confidentially by the transfer agent and the Trustee. The exercise of shareholder voting rights is a very important feature of the Plan because it allows you to participate directly in the affairs of the Company. We urge you to exercise your voting rights. In order for the Trustee to comply with your instructions, The Bank of New York must receive your completed instruction card no later than April 18, 2008. Sincerely, Jennifer W. Pileggi CON-WAY INC. RETIREMENT SAVINGS PLAN Direction of Participant to Trustee of Con-way Inc. Retirement Savings Plan (Common Stock and Preferred Stock) The undersigned hereby directs the Trustee of Con-way Inc. Retirement Savings Plan to vote all shares of Con-way Inc. common stock and preferred stock credited to the individual account of the undersigned under the Plan at the Annual Meeting of Shareholders of Con-way Inc. to be held on Tuesday, April 22, 2008 at 9:00 A.M. at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware, and at any adjournments or postponements thereof. The Trustee is hereby directed to authorize the proxies to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof. You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to direct the Trustee to vote in accordance with the Board of Directors’ recommendations. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of directors, FOR item 2 and AGAINST item 3 on the reverse side. (PLEASE SIGN THIS CARD ON THE REVERSE SIDE) To include any comments, please mark this box. CON-WAY INC. PROXY PROCESSING P.O. BOX 3548 S HACKENSACK NJ 07606-9248

DIRECTION FORM (RSP) SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK Direction to Trustee (USE ONLY IF YOU WISH TO VOTE PREFERRED SHARES SEPARATELY) The undersigned hereby directs the Trustee of the Con-way Inc. Retirement Savings Plan to vote all shares of Con-way Inc. preferred stock credited to the individual account of the undersigned under the Plan at the Annual Meeting of Shareholders of Con-way Inc. to be held on Tuesday, April 22, 2008 at 9:00 A.M. or at any adjournments or postponements thereof. This direction cannot be voted unless it is properly signed and returned. If properly signed and returned, the Trustee will vote as directed by the undersigned or, if no choice is specified, the Trustee will vote FOR the election of directors, FOR item 2 below, and AGAINST item 3 below, as described in the accompanying proxy statement. 1. Election of four Class II directors for a three-year term. Nominees: Michael J. Murray, Robert D. Rogers, William J. Schroeder and Chelsea C. White III Vote FOR all nominees listed above; except vote withheld from the following nominees (if any): Vote WITHHELD from all nominees. 2. Ratify appointment of KPMG LLP as the Company’s auditors for the year 2008 FOR AGAINST ABSTAIN 3. Declassification of Board of Directors FOR AGAINST ABSTAIN The Trustee is hereby directed to authorize the proxies to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof. ,2008 Signature of Participant Name (Please Print) Address (Please Print) City State Zip Code

Please Sign, Date and Return Promptly in the Enclosed Envelope. Votes must be indicated (x) in Black or Blue ink. The Board of Directors recommends a vote FOR the election of directors below. 1. Election of four Class II directors for a three-year term. FOR ALL WITHHOLD FOR ALL FOR, EXCEPT WITHHOLD FROM THE FOLLOWING NOMINEE(S) Nominees: 01-Michael J. Murray, 02- Robert D. Rogers, 03-William J. Schroeder, 04-Chelsea C. White III (Instructions: To withhold authority to vote for any individual nominee, mark the “FOR, EXCEPT WITHHOLD FROM THE FOLLOWING NOMINEE(S)” box and write that nominee’s name on the following blank line.) Exception To change your address, please mark this box. The Board of Directors recommends a vote FOR item 2 below. FOR AGAINST ABSTAIN 2. Ratify appointment of Independent Auditors The Board of Directors recommends a vote AGAINST item 3 below. FOR AGAINST ABSTAIN 3. Declassification of Board of Directors The Trustee is hereby directed to authorize the proxies to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof. Note: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. Date Share Owner sign here Co-Owner sign here

Con-way Dear Fellow Employee: March 14, 2008 Enclosed is proxy material for the Con-way Inc. Annual Meeting of Shareholders to be held on April 22, 2008. This material is being sent to you as a participant in the Con-way 401(k) Plan and includes (1) the Company’s 2008 Proxy Statement and 2007 Annual Report, (2) a card to instruct T. Rowe Price Trust Company, the Plan Trustee, as to how you wish the shares of Company stock credited to your account to be voted, (3) if you wish to instruct the Trustee to vote the preferred shares of Company stock credited to your account differently than the common shares, a direction form to instruct the Trustee as to how you wish to vote such preferred shares, and (4) an envelope to forward your instructions to The Bank of New York, the Company’s stock transfer agent. In order to vote the Company shares credited to your account, you must complete and return the enclosed instruction card giving the Trustee specific voting instructions for the common and preferred shares. If you wish, you may sign and return the card without giving specific voting instructions and the shares will be voted as recommended by the Con-way Inc. Board of Directors. The instruction card will direct the Trustee to vote both the common and preferred shares of Company stock credited to your account. If you wish to vote the preferred shares of stock differently than the common shares, you must also complete the preferred stock direction form and return it to The Bank of New York with the instruction card. Shares of each class of Company stock credited to your account for which the Trustee does not receive a signed instruction card on a timely basis will be voted in the manner determined by the Trustee. Your instruction card must be returned directly to The Bank of New York, the Company’s stock transfer agent. It will be treated confidentially by the transfer agent and the Trustee. The exercise of shareholder voting rights is a very important feature of the Plan because it allows you to participate directly in the affairs of the Company. We urge you to exercise your voting rights. In order for the Trustee to comply with your instructions, The Bank of New York must receive your completed instruction card no later than April 18, 2008. Sincerely, Jennifer W. Pileggi CON-WAY 401(k) PLAN Direction of Participant to Trustee of Con-way 401(k) Plan (Common Stock and Preferred Stock) The undersigned hereby directs the Trustee of Con-way 401(k) Plan to vote all shares of Con-way Inc. common stock and preferred stock credited to the individual account of the undersigned under the Plan at the Annual Meeting of Shareholders of Con-way Inc. to be held on Tuesday, April 22, 2008 at 9:00 A.M. at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware, and at any adjournments or postponements thereof. The Trustee is hereby directed to authorize the proxies to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof. You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to direct the Trustee to vote in accordance with the Board of Directors’ recommendations. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of directors, FOR item 2 and AGAINST item 3 on the reverse side. (PLEASE SIGN THIS CARD ON THE REVERSE SIDE) To include any comments, please mark this box. CON-WAY INC. PROXY PROCESSING P.O. BOX 3548 S HACKENSACK NJ 07606-9248

DIRECTION FORM (CON-WAY 401(K) PLAN) SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK Direction to Trustee (USE ONLY IF YOU WISH TO VOTE PREFERRED SHARES SEPARATELY) The undersigned hereby directs the Trustee of the Con-way 401(k) Plan to vote all shares of Con-way Inc. preferred stock credited to the individual account of the undersigned under the Plan at the Annual Meeting of Shareholders of Con-way Inc. to be held on Tuesday, April 22, 2008 at 9:00 A.M. or at any adjournments or postponements thereof. This direction cannot be voted unless it is properly signed and returned. If properly signed and returned, the Trustee will vote as directed by the undersigned or, if no choice is specified, the Trustee will vote FOR the election of directors, FOR item 2 below, and AGAINST item 3 below, as described in the accompanying proxy statement. 1. Election of four Class II directors for a three-year term. Nominees: Michael J. Murray, Robert D. Rogers, William J. Schroeder and Chelsea C. White III Vote FOR all nominees listed above; except vote with held from the following nominees (if any): Vote WITHHELD from all nominees. 2. Ratify appointment of KPMG LLP as the Company’s auditors for the year 2008 FOR AGAINST ABSTAIN 3. Declassification of Board of Directors FOR AGAINST ABSTAIN The Trustee is hereby directed to authorize the proxies to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof. ,2008 Signature of Participant Name (Please Print) Address (Please Print) City State Zip Code